Filed Pursuant to Rule 424(b)(5)
Securities Act File No. 333-279126
Investment Company Act File No. 811-21982

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 3, 2024)

GUGGENHEIM STRATEGIC OPPORTUNITIES FUND

Common Shares of Beneficial Interests

Having an Aggregate Initial Offering Price of Up to $850,000,000

Guggenheim Strategic Opportunities Fund (the “Fund”) is a diversified, closed-end management investment company. The Fund’s investment objective is to maximize total return through a combination of current income and capital appreciation. The Fund pursues a relative value-based investment philosophy, which utilizes quantitative and qualitative analysis to seek to identify securities or spreads between securities that deviate from their perceived fair value and/or historical norms. The Fund’s sub-adviser seeks to combine a credit-managed fixed-income portfolio with access to a diversified pool of alternative investments and equity strategies. The Fund’s investment philosophy is predicated upon the belief that thorough research and independent thought are rewarded with performance that has the potential to outperform benchmark indexes with both lower volatility and lower correlation of returns as compared to such benchmark indexes. The Fund cannot ensure investors that it will achieve its investment objective.

The Fund seeks to achieve its investment objective by investing in a wide range of fixed-income and other debt and senior equity securities (“Income Securities”) selected from a variety of sectors and credit qualities, including, but not limited to, corporate bonds, loans and loan participations, structured finance investments, U.S. government and agency securities, mezzanine and preferred securities and convertible securities, and in common stocks, limited liability company interests, trust certificates and other equity investments (“Common Equity Securities”) that the Fund’s sub-adviser believes offer attractive yield and/or capital appreciation potential, including employing a strategy of writing (selling) covered call options and may, from time to time, buy or sell put options on individual Common Equity Securities and, to a lesser extent, on indices of securities and sectors of securities. The Fund may also invest in asset-backed securities and mortgage-related securities. These securities may include complex instruments, such as collateralized mortgage obligations, real estate investment trusts (“REITs”) (including debt and preferred stock issued by REITs), and other real estate-related securities.

The Fund has entered into a Controlled Equity OfferingSM Sales Agreement, dated July 1, 2019, as amended by First Amendment to Controlled Equity OfferingSM Sales Agreement, dated February 1, 2021, Second Amendment to Controlled Equity OfferingSM Sales Agreement, dated September 16, 2021, Third Amendment to Controlled Equity OfferingSM Sales Agreement, dated March 27, 2023, and Fourth Amendment to Controlled Equity OfferingSM Sales Agreement, dated May 3, 2024 (as amended the “Sales Agreement”), by and among the Fund, the Fund’s investment adviser, Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”), and Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) relating to the Fund’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell Common Shares having an aggregate initial offering price of up to $850,000,000, from time to time, through Cantor Fitzgerald as agent for the Fund for the offer and sale of the Common Shares.

Cantor Fitzgerald will be entitled to compensation of up to 2.00% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Fund and Cantor Fitzgerald from time to time. In connection with the sale of the Common Shares on behalf of the Fund, Cantor Fitzgerald may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), and the compensation of Cantor Fitzgerald may be deemed to be underwriting commissions or discounts.

Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act. The Fund or the Fund and Cantor Fitzgerald will determine whether any sales of the Common Shares will be authorized on a particular day.

The Fund’s currently outstanding Common Shares are, and Common Shares offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the symbol “GOF.” At the close of business on April 26, 2024, the net asset value per share of the Fund’s Common Shares was $11.88 and the last reported sale price for the Fund’s Common Shares on the NYSE on such date was $14.55 per share, representing a premium to net asset value of 22.47%. To the extent that the market price per Common Share, less any distributing commission or discount, is less than the then current net asset value per Common Share on any given day, the Fund will instruct Cantor Fitzgerald not to make any sales on such day.

This Prospectus Supplement, together with the accompanying Prospectus, dated May 3, 2024, sets forth concisely the information that you should know before investing in the Fund’s Common Shares. You should read this Prospectus Supplement and the accompanying Prospectus (and documents incorporated by reference herein or therein), which contain important information about the Fund, before deciding whether to invest, and you should retain these documents for future reference. A Statement of Additional Information, dated May 3, 2024 (the “SAI”), as supplemented from time to time, containing additional information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI or request other information about the Fund (including the Fund’s annual and semi-annual reports) or make shareholder inquiries by calling (800) 345-7999 or by writing the Fund, or you may obtain a copy (and other information regarding the Fund) from the SEC’s web site (http://www.sec.gov). The information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus Supplement or the accompanying Prospectus. Free copies of the Fund’s reports and the SAI also are available from the Fund’s website at www.guggenheiminvestments.com/gof.

The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investors could lose money by investing in the Fund.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

Investing in the Fund’s Common Shares involves certain risks, including the risks associated with the Fund’s use of leverage. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest. See “Risks” beginning on page 32 of the accompanying Prospectus. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase Common Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus Supplement is dated May 3, 2024.

* * *

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the Fund’s SAI, including documents incorporated by reference herein and therein, contain “forward-looking statements.” These statements describe the Fund’s plans, strategies, goals, beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. Forward-looking statements can be identified by words such as “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward- looking statements involve risks and uncertainties and may be expressed differently, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities and other investments held by the Fund, the conditions in the U.S. and international economies and financial and other markets, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in any forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in any forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus. You are cautioned not to place undue

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reliance on these forward- looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward- looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the Fund’s SAI are excluded from the safe harbor protection provided by Section 27A of the 1933 Act.

Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. The Fund urges you to review carefully those sections for a more detailed discussion of the risks of an investment in the Fund’s Common Shares.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus in making your investment decisions. This Prospectus Supplement, which describes the specific terms of this offering, also adds to information contained in the accompanying Prospectus and the documents incorporated by reference in the Prospectus. The Fund has not and Cantor Fitzgerald has not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund and Cantor Fitzgerald take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this Prospectus Supplement and in the accompanying Prospectus is accurate only as of the respective dates on their front covers. The Fund’s business, financial condition and prospects may have changed since such dates. The Fund will advise investors of any material changes to the extent required by applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s Common Shares. The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the Fund’s Statement of Additional Information, dated May 3, 2024 (the “SAI”). You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus, dated May 3, 2024, especially the information set forth under the headings “Investment Objective and Policies” and “Risks” prior to making an investment in the Fund. You may also wish to request a copy of the SAI, which contains additional information about the Fund and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

The Fund	Guggenheim Strategic Opportunities Fund (the “Fund”) is a diversified, closed-end management investment company that commenced operations on July 26, 2007. The Fund’s objective is to maximize total return through a combination of current income and capital appreciation. The Fund pursues a relative value-based investment philosophy, which utilizes quantitative and qualitative analysis to seek to identify securities or spreads between securities that deviate from their perceived fair value and/or historical norms.

The Fund’s common shares of beneficial interest, par value $0.01 per share, are called “Common Shares” and the holders of the Common Shares are called “Common Shareholders” throughout this Prospectus Supplement and the accompanying Prospectus.

Management of the Fund	Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”) acts as the Fund’s investment adviser and is responsible for the management of the Fund. Guggenheim Partners Investment Management, LLC (the “Sub-Adviser”) is responsible for the management of the Fund’s portfolio of securities. Each of the Investment Adviser and the Sub-Adviser are wholly-owned subsidiaries of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, investment funds, foundations, insurance companies and other institutions that have entrusted Guggenheim Partners with the supervision of more than $310 billion of assets as of December 31, 2023. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe, and Asia.
Listing and Symbol	The Fund’s currently outstanding Common Shares are, and Common Shares offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GOF.” As of the close of business on April 26, 2024, the net asset value per share of the Fund’s Common Shares was $11.88 and the last reported sale price for the Fund’s Common Shares on the NYSE on such date was $14.55 per share, representing a premium to net asset value of 22.47%.
Distributions	The Fund has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Fund’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s distribution rate is not constant and the amount of distributions, when declared by the Fund’s Board of Trustees, is subject to change. The Fund expects that distributions paid on Common Shares will generally consist of (i) investment company taxable income taxed as ordinary income, which includes, among other things, dividend and interest income accrued on portfolio assets, short-term capital gain and income from certain hedging and interest rate transactions, (ii) qualified dividend income, (iii) long-term capital gain and (iv) return of capital. There is no guarantee of any future distribution or that the current distribution rates will be maintained.
The Offering	The Fund has entered into a Controlled Equity OfferingSM Sales Agreement, dated July 1, 2019, as amended by First Amendment to Controlled Equity OfferingSM Sales Agreement, dated February 1, 2021, Second Amendment to Controlled Equity OfferingSM Sales Agreement, dated September 16, 2021, Third Amendment to Controlled Equity OfferingSM Sales Agreement, dated March 27, 2023, and Fouth Amendment to Controlled Equity OfferingSM Sales Agreement, dated May 3, 2024 (as amended, the “Sales Agreement”), by and among the Fund, the Investment Adviser, and Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) relating to the Fund’s Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell Common Shares having an aggregate initial offering price of up to $850,000,000, from time to time, through Cantor Fitzgerald as agent for the Fund for the offer and sale of the Common Shares.

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Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “1933 Act”). See “Plan of Distribution” in this Prospectus Supplement.

Common Shares may not be sold through agents, underwriters or dealers without delivery or deemed delivery of the Prospectus and this Prospectus Supplement describing the method and terms of the offering of the Common Shares.

Under the 1940 Act, the Fund may not sell Common Shares at a price below the then current net asset value per Common Share, exclusive of any distributing commission or discount.

Risks	See “Risks” beginning on page 32 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Shares.

Use of Proceeds	The Fund intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus or otherwise invest the net proceeds as follows. It is currently anticipated that the Fund will be able to invest most of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government securities or high quality, short-term money-market securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses. A portion of the cash held by the Fund, including net proceeds of the offering, is usually used to pay distributions in accordance with the Fund’s distribution policy and may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Fund. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profit when they are not. The Fund’s distributions may be greater than the Fund’s net investment income or profit. If the Fund does not offer or sell Common Shares, the Fund may not be able to maintain distributions at historical levels.

SUMMARY OF FUND EXPENSES

The following table contains information about the costs and expenses that the Common Shareholders will bear directly or indirectly. The table reflects the use of leverage in an amount equal to approximately 23% of the Fund’s total managed assets, which reflects approximately the percentage of the Fund’s total managed assets attributable to leverage as of November 30, 2023 (unaudited), and shows Fund expenses as a percentage of net assets attributable to Common Shares. The table and example below are based on the Fund’s capital structure as of November 30, 2023 (unaudited) after giving effect to the anticipated net proceeds of the Common Shares offered pursuant to this Prospectus Supplement and assuming the Fund incurs the estimated offering expenses described below. The extent of the Fund’s assets attributable to leverage following an offering, and the Fund’s associated expenses, are likely to vary (perhaps significantly) from these assumptions. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. The following table should not be considered a representation of the Fund’s future expenses. Actual expenses may be greater or less than shown. The following table shows estimated Fund expenses as a percentage of average net assets attributable to Common Shares, and not as a percentage of managed assets. See “Management of the Fund” in the accompanying Prospectus.

Shareholder Transaction Expenses

Sales load (as a percentage of offering price)	2.00%(1)
Offering expenses borne by the Fund (as a percentage of offering price)	0.60%(1), (2)
Dividend Reinvestment Plan fees(3)	None

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares (reflecting leverage)(4)
Management fee(5)	1.25%
Acquired fund fees and expenses(6)	0.02%
Interest expense(7)	1.41%
Other expenses(8)	0.08%
Total annual expenses(9)	2.76%

(1)	Represents the estimated commission with respect to Common Shares being sold in this offering. Cantor Fitzgerald will be entitled to compensation of up to 2.00% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Fund and Cantor Fitzgerald from time to time. The Fund has assumed that Cantor Fitzgerald will receive a commission of 2.00% of the gross sale price of the Common Shares sold in this offering.

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(2)	The Investment Adviser has incurred on behalf of the Fund all costs associated with the Fund’s registration statement and any offerings pursuant to such registration statement. The Fund has agreed, in connection with offerings under such registration statement, to reimburse the Investment Adviser for offering expenses incurred by the Investment Adviser on the Fund’s behalf in an amount up to the lesser of the Fund’s actual offering costs or 0.60% of the total offering price of the Common Shares sold in such offerings. Amounts in excess of 0.60% of the total offering price of shares sold pursuant to the registration statement will not be subject to recoupment from the Fund. This agreement will be in effect for the life of the registration statement with respect to all Common Shares sold pursuant to the registration statement and may only be terminated by the Board of Trustees of the Fund.
(3)	You will pay brokerage charges if you direct the Plan Agent to sell your Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan” in the accompanying Prospectus.
(4)	Based upon average net assets attributable to Common Shares during the six month period ended November 30, 2023, after giving effect to the anticipated net proceeds of all of the Common Shares offered by this Prospectus Supplement based on an assumed price per share of $14.55 (the last reported sale price of the Fund’s Common Shares on the NYSE as of April 26, 2024). The price per share of any sale of the Common Shares may be greater or less than the price assumed herein, depending on the market price of the Common Shares at the time of any sale. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement. The number of the Common Shares actually sold pursuant to this Prospectus Supplement may be less than as assumed herein.
(5)	The Fund pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 1.00% of the Fund’s average daily Managed Assets. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of borrowing or the issuance of commercial paper or other forms of debt (“Borrowings”) or reverse repurchase agreements, dollar rolls or similar transactions or through a combination of the foregoing (collectively “Financial Leverage”), which means that Common Shareholders effectively bear the entire advisory fee. Because the management fee shown is based upon outstanding Financial Leverage of 23% of the Fund’s Managed Assets, the management fee as a percentage of net assets attributable to Common Shares is higher than if the Fund did not utilize such Financial Leverage. If Financial Leverage of more than 23% of the Fund’s Managed Assets is used, the management fee shown would be higher.
(6)	Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year.
(7)	Interest expense is based on estimated amounts for the current fiscal year and includes interest payments on borrowed funds and interest expense on reverse repurchase agreements. Interest payments on borrowed funds is based upon the Fund’s outstanding Borrowings as of November 30, 2023 (unaudited), which included Borrowings under the Fund’s committed facility agreement in an amount equal to 3% of the Fund’s Managed Assets, at an average interest rate of 6.06%. Interest expense on reverse repurchase agreements is based on the Fund’s outstanding reverse repurchase agreements as of November 30, 2023 (unaudited), in an amount equal to 20% of the Fund’s Managed Assets, at a weighted average interest rate cost to the Fund of 5.56%. The actual amount of interest payments and expenses borne by the Fund will vary over time in accordance with the amount of Borrowings and reverse repurchase agreements and variations in market interest rates.
(8)	Other expenses are based on estimated amounts for the current fiscal year.
(9)	The Total Annual Fund Operating Expenses in this fee table may not correlate to the expense ratios in the Fund’s financial highlights and financial statements because the financial highlights and financial statements reflect only the operating expenses of the Fund and do not include Acquired Fund Fees and Expenses, which are fees and expenses incurred indirectly by the Fund through its investments in certain underlying investment companies.

Example

As required by relevant SEC regulations, the following Example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 2.76% of net assets attributable to Common Shares, (2) the sales load of $20 and estimated offering expenses of $6, and (3) a 5% annual return*:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred:	$53	$109	$168	$327

*	The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the Example. The Example assumes that all dividends and distributions are reinvested at net asset value. See “Distributions” and “Dividend Reinvestment Plan” in the accompanying Prospectus.

The above table and Example and the assumption in the Example of the 5% annual return are required by the regulations of the SEC. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund’s Common Shares. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund” in the accompanying Prospectus. The Example assumes that the estimated “Other expenses” set forth in the table are accurate.

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CAPITALIZATION

In accordance with the terms of the Sales Agreement, the Fund may offer and sell Common Shares having an aggregate initial offering price of up to $850,000,000, from time to time, through Cantor Fitzgerald as the Fund’s agent for the offer and sale of the Common Shares. The price per share of any of the Common Shares sold hereunder may be greater or less than the price of $14.55 per share (the last reported sale price for the Fund’s Common Shares on the NYSE as of April 26, 2024) assumed herein, depending on the market price of the Common Shares at the time of such sale. Furthermore, there is no guarantee that the Fund will sell all of the Common Shares available for sale hereunder or that there will be any sales of the Common Shares hereunder. To the extent that the market price per Common Share, less any distributing commission or discount, is less than the then current net asset value per Common Share on any given day, the Fund will instruct Cantor Fitzgerald not to make any sales on such day.

The following table sets forth the Fund’s capitalization:

(i)	on a historical basis as of May 31, 2023 (audited);

(ii)	on a historical basis as of November 30, 2023 (unaudited);

(iii)	on an as adjusted basis, as of April 26, 2024 (unaudited), to reflect the issuance of an aggregate of 906,506 Common Shares pursuant to the Fund’s Automatic Dividend Reinvestment Plan, and the application of the net proceeds from such issuances of the Common Shares; and the issuance and sale of 9,457,506 Common Shares issued and sold after November 30, 2023, but prior to the date of this Prospectus Supplement (less the commission paid and offering expenses payable by the Fund in connection with the issuance and sale of such Common Shares); and an increase in Borrowings of $7,000,000 and a decrease in reverse repurchase agreements of $527,193; and

(iv)	on an as further adjusted basis (unaudited) to reflect the assumed sale of 58,419,244 Common Shares at a price of $14.55 per share (the last reported sale price for the Fund’s Common Shares on the NYSE as of April 26, 2024), in an offering under this Prospectus Supplement and the accompanying Prospectus less the assumed commission of $17,000,000 (representing an estimated commission paid to Cantor Fitzgerald of 2.00% of the gross proceeds of the sale of the Common Shares effected by Cantor Fitzgerald in this offering) and estimated offering expenses payable by the Fund of $5,100,000.

	Actual as of May 31, 2023	Actual as of November 30, 2023	As Adjusted as of April 26, 2024	As Further Adjusted
	(audited)	(unaudited)	(unaudited)	(unaudited)
Short-Term Debt:
Borrowings and Reverse Repurchase Agreements	$343,499,795	$457,656,543	$464,129,350	$464,129,350
Common Shareholder’s Equity:
Common shares of beneficial interest, par value $0.01 per share; unlimited shares authorized, 119,342,322 shares issued and outstanding (actual as of May 31, 2023), 129,852,127 shares issued and outstanding (actual as of November 30, 2023), 140,216,139 shares issued and outstanding (as adjusted), and 198,635,383 shares issued and outstanding (as further adjusted)	$1,193,423	$1,298,521	$1,402,161	$1,986,354
Additional paid-in capital	$1,701,870,143	$1,853,025,655	$1,992,981,847	$2,820,297,654
Total distributable earnings (loss)	$(229,369,746)	$(293,476,357)	$(293,476,357)	$(293,476,357)
Net assets	$1,473,693,820	$1,560,847,819	$1,700,907,651	$2,528,807,651

USE OF PROCEEDS

Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act. Assuming the sale of $850,000,000 of the Common Shares under this Prospectus Supplement and the accompanying Prospectus, the net proceeds to the Fund from this offering will be approximately $827,900,000, after deducting the estimated commission and estimated offering expenses. There is no guarantee that there will be any sales of the Common Shares pursuant to the Prospectus Supplement. The price per share of any Common Share sold hereunder may be greater or less than the price assumed herein, depending on the market price of the Common Shares at the time of such sale.

Furthermore, there is no guarantee that the Fund will sell all of the Common Shares available for sale hereunder or that there will be any sales of the Common Shares hereunder. To the extent that the market price per Common Share, less any distributing commission or discount, is less than the then current net asset value per Common Share on any given day, the Fund will instruct Cantor Fitzgerald not to make any sales on such day. As a result, the proceeds received by the Fund may be less than

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the amount of net proceeds estimated in this Prospectus Supplement.

The Fund intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus or otherwise invest the net proceeds as follows. It is currently anticipated that the Fund will be able to invest most of the net proceeds of the offering in accordance with its investment objective and policies within three months after the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government securities or high quality, short-term money-market securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses. A portion of the cash held by the Fund, including net proceeds of the offering, is usually used to pay distributions in accordance with the Fund’s distribution policy and may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Fund. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profit when they are not. The Fund’s distributions may be greater than the Fund’s net investment income or profit. If the Fund does not offer or sell Common Shares, the Fund may not be able to maintain distributions at historical levels.

PLAN OF DISTRIBUTION

Under the Sales Agreement, upon written instructions from the Fund, Cantor Fitzgerald will use its commercially reasonable efforts consistent with its sales and trading practices, to solicit offers to purchase Common Shares under the terms and subject to the conditions set forth in the Sales Agreement. Cantor Fitzgerald’s solicitation will continue until the Fund instructs Cantor Fitzgerald to suspend the solicitations and offers. The Fund will instruct Cantor Fitzgerald as to the amount of the Common Shares to be sold by Cantor Fitzgerald. The Fund may instruct Cantor Fitzgerald not to sell Common Shares if the sales cannot be effected at or above the price designated by the Fund in any instruction. The Fund or Cantor Fitzgerald may suspend the offering of the Common Shares upon proper notice and subject to other conditions.

Cantor Fitzgerald will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold under the Sales Agreement. Each confirmation will include the number of the Common Shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to Cantor Fitzgerald in connection with the sales.

The Fund will pay Cantor Fitzgerald commissions for its services in acting as agent for the sale of the Common Shares. Cantor Fitzgerald will be entitled to compensation of up to 2.00% of the gross proceeds of the sale of any Common Shares under the Sales Agreement, with the exact amount of such compensation to be mutually agreed upon by the Fund and Cantor Fitzgerald from time to time. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement.

Settlement for sales of the Common Shares will occur on the second trading day (and on and after May 28, 2024, the first trading day) following the date on which such sales are made, or on some other date that is agreed upon by the Fund and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.

In connection with the sale of the Common Shares on behalf of the Fund, Cantor Fitzgerald may be deemed to be an “underwriter” within the meaning of the 1933 Act, and the compensation paid to Cantor Fitzgerald may be deemed to be underwriting commissions or discounts. The Fund and the Investment Adviser have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the 1933 Act. The Fund and the Investment Adviser have also agreed to reimburse Cantor Fitzgerald for other specified expenses.

The offering of the Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Sales Agreement or (2) the termination of the Sales Agreement. The Sales Agreement may be terminated by the Fund in its sole discretion at any time by giving 10 days’ notice to Cantor Fitzgerald. The Sales Agreement may be terminated by the Investment Adviser in its sole discretion in the event the Investment Adviser ceases to act as investment adviser to the Fund. In addition, Cantor Fitzgerald may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time following a period of 30 days from the date of the Sales Agreement by giving 10 days’ notice to the Fund.

Under the 1940 Act, the Fund may not sell Common Shares at a price below the then current net asset value per Common Share, exclusive of any distributing commission or discount. To the extent that the market price per Common Share, less any distributing commission or discount, is less than the then current net asset value per Common Share on any given day, the Fund will instruct Cantor Fitzgerald not to make any sales on such day.

In accordance with the terms of the Sales Agreement, the Fund may offer and sell Common Shares having an aggregate initial offering price of up to $850,000,000, from time to time, through Cantor Fitzgerald as agent for the Fund for the offer and sale of the Common Shares.

The principal business address of Cantor Fitzgerald is 499 Park Avenue, New York, New York 10022.

5

LEGAL MATTERS

Certain legal matters will be passed on by Dechert LLP, Washington, D.C., as counsel to the Fund in connection with the offering of the Common Shares. Certain legal matters will be passed on by Hunton Andrews Kurth LLP, Houston, Texas, as special counsel to Cantor Fitzgerald in connection with the offering of the Common Shares.

INCORPORATION BY REFERENCE

This Prospectus Supplement is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Section 30(b)(2) of the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of this offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated May 3, 2024, filed with the SEC with the accompanying Prospectus on May 3, 2024;
•	the Fund’s Annual Report on Form N-CSR for the fiscal year ended May 31, 2023, filed with the SEC on August 2, 2023;
•	the Fund’s Semi-Annual Report on Form N-CSR for the six months ended November 30, 2023, filed with the SEC on February 2, 2024; and
•	the Fund’s description of the Common Shares on Form 8-A, filed with the SEC on June 27, 2007.

You may request a free copy of the information incorporated by reference into this Prospectus Supplement by calling (800) 345-7999 or by writing to the Investment Adviser at Guggenheim Funds Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois 60606, or you may obtain a copy (and other information regarding the Fund) from the SEC’s web site (http://www.sec.gov). Free copies of the Fund’s reports will also be available from the Fund’s web site at www.guggenheiminvestments.com/gof. The information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus Supplement, the Prospectus or the SAI.

ADDITIONAL INFORMATION

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the 1933 Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement, other documents incorporated by reference, and other information the Fund has filed electronically with the SEC, may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s web site (http://www.sec.gov), by calling (800) 345-7999, by writing to the Investment Adviser at Guggenheim Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois 60606, or by visiting our website at www.guggenheiminvestments.com.

6

PROSPECTUS

Guggenheim Strategic Opportunities Fund

$850,000,000

Common Shares
________________

     Investment Objective and Philosophy. Guggenheim Strategic Opportunities Fund (the “Fund”) is a diversified, closed-end management investment company. The Fund’s investment objective is to maximize total return through a combination of current income and capital appreciation. The Fund pursues a relative value-based investment philosophy, which utilizes quantitative and qualitative analysis to seek to identify securities or spreads between securities that deviate from their perceived fair value and/or historical norms. The Fund’s sub-adviser seeks to combine a credit-managed fixed-income portfolio with access to a diversified pool of alternative investments and equity strategies. The Fund’s investment philosophy is predicated upon the belief that thorough research and independent thought are rewarded with performance that has the potential to outperform benchmark indexes with both lower volatility and lower correlation of returns as compared to such benchmark indexes. The Fund cannot ensure investors that it will achieve its investment objective.

     Investment Portfolio. The Fund seeks to achieve its investment objective by investing in a wide range of fixed-income and other debt and senior equity securities (“Income Securities”) selected from a variety of sectors and credit qualities, including, but not limited to, corporate bonds, loans and loan participations, structured finance investments, U.S. government and agency securities, mezzanine and preferred securities and convertible securities, and in common stocks, limited liability company interests, trust certificates and other equity investments (“Common Equity Securities”) that the Fund’s sub-adviser believes offer attractive yield and/or capital appreciation potential, including employing a strategy of writing (selling) covered call options and may, from time to time, buy or sell put options on individual Common Equity Securities and, to a lesser extent, on indices of securities and sectors of securities. The Fund may also invest in asset-backed securities (“ABS”) and mortgage-related securities. These securities may include complex instruments, such as collateralized mortgage obligations, real estate investment trusts (“REITs”) (including debt and preferred stock issued by REITs), and other real estate-related securities.

     Offering. The Fund may offer, from time to time, up to $850,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.01 per share (“Common Shares”), in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Common Shares.

     The Fund may offer Common Shares (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Common Shares will identify any agents or underwriters involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Common Shares through agents, underwriters or dealers without delivery of this Prospectus and the Prospectus Supplement. See “Plan of Distribution.”

________________

     Investing in the Fund’s Common Shares involves certain risks, including the risks associated with the Fund’s use of leverage. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest. See “Risks” on page 32 of this Prospectus and the section of the Fund’s most recent annual report on Form N-CSR entitled “Principal Risks of the Fund,” which is incorporated by reference herein. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to purchase the Fund’s Common Shares.

     Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

________________
Prospectus dated May 3, 2024

     Investment Adviser and Sub-Adviser. Guggenheim Funds Investment Advisors, LLC (the “Investment Adviser”) acts as the Fund’s investment adviser and is responsible for the management of the Fund. Guggenheim Partners Investment Management, LLC (the “Sub-Adviser”) is responsible for the management of the Fund’s portfolio of securities. Each of the Investment Adviser and the Sub-Adviser is a wholly-owned subsidiary of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, investment funds, foundations, insurance companies and other institutions that have entrusted Guggenheim Partners with the supervision of approximately $310 billion of assets as of December 31, 2023. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe, and Asia. The Investment Adviser and the Sub-Adviser are referred to herein collectively as the “Adviser.”

     Investment Parameters. The Fund may allocate its assets among a wide variety of Income Securities and Common Equity Securities. The Fund may invest without limitation in below-investment grade securities (e.g., securities rated below Baa3 by Moody’s Investors Service, Inc., below BBB- by Standard & Poor’s Ratings Group or Fitch Ratings or comparably rated by another nationally recognized statistical rating organization or, if unrated, determined by the Sub-Adviser to be of comparable quality). Below investment grade securities are commonly referred to as “high-yield” or “junk” bonds and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. The Fund’s investments in any of the sectors and types of Income Securities in which the Fund may invest may include, without limitation, below-investment grade securities. Under normal market conditions, the Fund will not invest more than: 50% of its total assets in Common Equity Securities consisting of common stock; 30% of its total assets in other investment companies, including registered investment companies, private investment funds and/or other pooled investment vehicles; 20% of its total assets in non-U.S. dollar-denominated Income Securities of corporate and governmental issuers located outside the United States; and 10% of its total assets in Income Securities of issuers in emerging markets.

     Common Shares. The Fund’s currently outstanding Common Shares are, and the Common Shares offered in this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GOF.” The net asset value of the Common Shares at the close of business on April 26, 2024 was $11.88 per share and the last sale price of the Common Shares on the NYSE on such date was $14.55, representing a premium to net asset value of 22.47%. See “Market and Net Asset Value Information.”

           Financial Leverage. The Fund may seek to enhance total returns as well as the level of its current distributions by utilizing financial leverage through, among other things: (i) the issuance of preferred shares (“Preferred Shares”), (ii) borrowing, the issuance of commercial paper or other forms of debt (“Borrowings”), (iii) reverse repurchase agreements, dollar rolls or similar transactions or (iv) a combination of the foregoing (collectively, “Financial Leverage”). The Fund may utilize Financial Leverage up to the limits imposed by the Investment Company Act of 1940, as amended (the “1940 Act”); however, the aggregate amount of Financial Leverage is not currently expected to exceed 33 1/3% of the Fund’s Managed Assets (as defined herein) after such issuance and/or borrowing.

     The Fund maintains a committed facility agreement with BNP Paribas Prime Brokerage International, Ltd. (“BNP Paribas”), pursuant to which the Fund may borrow up to $400 million, with the right to request an increase to $800 million. As of November 30, 2023 (unaudited), outstanding Borrowings under the Fund’s committed facility agreement were approximately $49 million, representing approximately 3% of the Fund’s Managed Assets as of such date, and there was approximately $409 million in reverse repurchase agreements outstanding, representing approximately 20% of the Fund’s Managed Assets as of such date. As of November 30, 2023 (unaudited), the Fund’s total Financial Leverage represented approximately 23% of the Fund’s Managed Assets.

     The Fund’s use of leverage through reverse repurchase agreements, dollar rolls and economically similar transactions will be included when calculating the Fund’s Financial Leverage and therefore will be limited by the Fund’s maximum overall Financial Leverage levels to the extent permitted by the 1940 Act, and may be further limited by the applicable requirements of the SEC discussed herein.

     In addition, the Fund may engage in certain derivatives transactions that have economic characteristics similar to leverage. Subject to Rule 18f-4, the Fund’s obligations under such transactions will not be considered indebtedness for purposes of the 1940 Act, and will not be included in calculating the aggregate amount of the Fund’s Financial Leverage, but the Fund’s use of such transactions may be limited by the applicable requirements of the SEC.

     The Fund’s total Financial Leverage may vary significantly over time based on, among other factors, the Sub-Adviser’s assessment of market and economic conditions, available investment opportunities and cost of Financial Leverage. The Fund has at times used greater levels of Financial Leverage than on November 30, 2023. The Fund may in the future increase Financial Leverage up to the parameters set forth herein. On November 30, 2023, the Fund had $49 million in outstanding Borrowings under the Fund’s committed facility agreement. Although the use of Financial Leverage by the Fund may create an opportunity for increased total return for the Common Shares, it also results in additional risks and can magnify the effect of any losses. Financial Leverage involves risks and special considerations for shareholders, including the likelihood of greater volatility of net asset value and market price of and dividends on the Common Shares. To the extent the Fund increases its amount of Financial Leverage outstanding, it will be more exposed to these risks. The cost of Financial Leverage, including the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, is borne by Common Shareholders. To the extent the Fund increases its amount of Financial Leverage outstanding, the Fund’s annual expenses as a percentage of net assets attributable to Common Shares will increase. There can be no assurance that a leveraging strategy will be utilized or, if utilized, will be successful. See “Use of Leverage” and the section of the Fund’s most recent annual report on Form N-CSR entitled “Principal Risks of the Fund—Financial Leverage and Leveraged Transactions Risk,” which is incorporated by reference herein, for a discussion of associated risks.

     You should read this Prospectus (and documents incorporated by reference herein), which contains important information about the Fund, together with any Prospectus Supplement, before deciding whether to invest in the Common Shares of the Fund, and retain these documents for future reference. A Statement of Additional Information (File No. 811-21982), dated May 3, 2024 (the “SAI”), as supplemented from time to time, containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). You may request a free copy of the SAI or request other information about the Fund (including the Fund’s annual and semi-annual reports) or make shareholder inquiries by calling (800) 345-7999 or by writing to the Investment Adviser at Guggenheim Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois 60606, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s reports and the SAI will also be available from the Fund’s website at www.guggenheiminvestments.com/gof. The information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus.

     The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investors could lose money by investing in the Fund.

* * *

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement in making your investment decisions. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus is accurate only as of the date of this Prospectus. The Fund’s business, financial conditions and prospects may have changed since such date. The Fund will advise investors of any material changes to the extent required by applicable law.

________________
FORWARD-LOOKING STATEMENTS

     This Prospectus, including documents incorporated by reference herein, contains or incorporates by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Fund’s plans, strategies, and goals and the Fund’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

PROSPECTUS SUMMARY

     This is only a summary of information contained elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”). You should carefully read the more detailed information contained elsewhere in this Prospectus and any related Prospectus Supplement(s) prior to making an investment in the Fund, especially the information set forth under the headings “Investment Objective and Policies” and “Risks.” You may also wish to request a copy of the Fund’s Statement of Additional Information dated May 3, 2024 (the “SAI”), as supplemented from time to time, which contains additional information about the Fund.

The Fund

Guggenheim Strategic Opportunities Fund (the “Fund”) is a diversified, closed-end management investment company that commenced operations on July 26, 2007. The Fund’s objective is to maximize total return through a combination of current income and capital appreciation. The Fund pursues a relative value-based investment philosophy, which utilizes quantitative and qualitative analysis to seek to identify securities or spreads between securities that deviate from their perceived fair value and/or historical norms.

The Fund’s common shares of beneficial interest, par value $0.01 per share, are called “Common Shares” and the holders of Common Shares are called “Common Shareholders” throughout this Prospectus and any accompanying Prospectus Supplement(s).

The Offering

The Fund may offer, from time to time, up to $850,000,000 aggregate initial offering price of Common Shares, in one or more offerings in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”).

The Fund may offer Common Shares (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time, or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering will identify any agents or underwriters involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Common Shares through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement describing the method and terms of the offering of Common Shares. See “Plan of Distribution.”

Use of Proceeds	The Fund intends to invest the net proceeds of the offering of Common Shares in accordance with its investment objective and policies as stated in the accompanying Prospectus Supplement or otherwise invest the net proceeds as follows. It is currently anticipated that the Fund will be able to invest most of the net proceeds of an offering of Common Shares in accordance with its investment objective and policies within three months after the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government securities or high quality, short-term money-market securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses. A portion of the cash held by the Fund, including net proceeds of the offering, is usually used to pay distributions in accordance with the Fund’s distribution policy and may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Fund. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profit when they are not. The Fund’s distributions may be greater than the Fund’s net investment income or profit. If the Fund does not offer or sell Common Shares, the Fund may not be able to maintain distributions at historical levels.

Investment Objective	The Fund’s investment objective is to maximize total return through a combination of current income and capital appreciation. The Fund cannot ensure investors that it will achieve its investment objective. The Fund’s investment objective is considered fundamental and may not be changed without the approval of Common Shareholders.
Principal Investment Strategies	Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Principal Investment Strategies,” which is incorporated by reference herein, for a discussion of the Fund’s principal investment strategies.
Investment Portfolio	Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Portfolio Composition,” which is incorporated by reference herein, for a discussion of the types of securities and other instruments in which the Fund will or may ordinarily invest.
Financial Leverage and Leveraged Transactions

The Fund may seek to enhance total returns as well as the level of its current distributions by utilizing financial leverage through, among other things: (i) the issuance of preferred shares (“Preferred Shares”), (ii) borrowing or the issuance of commercial paper or other forms of debt (“Borrowings”), (iii) reverse repurchase agreements, dollar rolls or similar transactions or (iv) a combination of the foregoing (“leveraged transactions” and collectively, “Financial Leverage”). The Fund may utilize Financial Leverage up to the limits imposed by the Investment Company Act of 1940, as amended (the “1940 Act”); however, the aggregate amount of Financial Leverage is not currently expected to exceed 33 1/3% of the Fund’s Managed Assets (as defined herein) after such issuance and/or borrowing.

The Fund maintains a committed facility agreement with BNP Paribas Prime Brokerage International, Ltd., pursuant to which the Fund may borrow up to $400 million (with the right to request an increase to $800 million). As of November 30, 2023 (unaudited), outstanding Borrowings under the Fund’s committed facility agreement were approximately $49 million, which represented approximately 3% of the Fund’s Managed Assets as of such date, and there was approximately $409 million in reverse repurchase agreements outstanding, which represented approximately 20% of the Fund’s Managed Assets as of such date. As of November 30, 2023 (unaudited), the Fund’s total Financial Leverage represented approximately 23% of the Fund’s Managed Assets.

The Fund’s use of leverage through reverse repurchase agreements, dollar rolls and economically similar transactions will be included when calculating the Fund’s Financial Leverage and therefore will be limited by the Fund’s maximum overall Financial Leverage levels to the extent permitted by the 1940 Act, and may be further limited by the applicable requirements of the SEC discussed herein.

In addition, the Fund may engage in certain derivatives transactions that have economic characteristics similar to leverage. The Fund’s obligations under such transactions will not be considered indebtedness for purposes of the 1940 Act and will not be included in calculating the aggregate amount of the Fund’s Financial Leverage, but the Fund’s use of such transactions may be limited by the applicable requirements of the SEC.

The Fund’s total Financial Leverage may vary significantly over time based on, among other factors, the Sub-Adviser’s assessment of market and economic conditions, available investment opportunities and cost of Financial Leverage. The Fund has at times used greater levels of Financial Leverage than on November 30, 2023. The Fund may in the future increase Financial Leverage up to the parameters set forth herein. Although the use of Financial Leverage and leveraged transactions by the Fund may create an opportunity for increased total return for Common Shares, it also results in additional risks and can magnify the effect of any losses. Financial Leverage and the use of leveraged transactions involve risks and special considerations for shareholders, including the likelihood of greater volatility of net asset value and market price of and dividends on the Common Shares. To the extent the Fund increases its amount of Financial Leverage and leveraged transactions outstanding, it will be more exposed to these risks. The cost of Financial Leverage and leveraged transactions, including the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage and leveraged transactions, is borne by Common Shareholders. To the extent the Fund increases its amount of Financial Leverage outstanding, the Fund’s annual expenses as a percentage of net assets attributable to Common Shares will increase. There can be no assurance that a leveraging strategy will be utilized or, if utilized, will be successful. See “Use of Leverage” and the section of the Fund’s most recent annual report on Form N-CSR entitled “Principal Risks of the Fund—Financial Leverage and Leveraged Transactions Risk,” which is incorporated by reference herein for a discussion of associated risks.
Temporary Investments	At any time when a temporary posture is believed by the Sub-Adviser to be warranted (a “temporary period”), the Fund may, without limitation, hold cash or invest its assets in money market instruments and repurchase agreements in respect of those instruments. The Fund may not achieve its investment objective during a temporary period or be able to sustain its historical distribution levels. See “The Fund’s Investments—Temporary Investments.”
Management of the Fund

Guggenheim Funds Investment Advisors, LLC acts as the Fund’s Investment Adviser pursuant to an advisory agreement with the Fund (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Investment Adviser is responsible for the management of the Fund and administers the affairs of the Fund to the extent requested by the board of trustees of the Fund (the “Board of Trustees” or the “Board”). As compensation for its services, the Fund pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 1.00% of the Fund’s average daily Managed Assets. “Managed Assets” for purposes of calculating the fees payable under the Advisory and Sub- Advisory Agreements (as defined herein) means the total assets of the Fund (other than assets attributable to any investments by the Fund in Affiliated Investment Funds), including the assets attributable to the proceeds from any borrowings or other forms of Financial Leverage, minus liabilities, other than liabilities related to any Financial Leverage. “Affiliated Investment Funds” means investment companies, including registered investment companies, private investment funds and/or other pooled investment vehicles, advised or managed by the Fund’s investment Sub-Adviser or any of its affiliates. “Managed Assets” for all other purposes means the total assets of the Fund, including the assets attributable to the proceeds from any borrowings or other forms of Financial Leverage, minus liabilities, other than liabilities related to any Financial Leverage. Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Principal Risks of the Fund,” which is incorporated by reference herein, for a discussion of associated risks.

Guggenheim Partners Investment Management, LLC acts as the Fund’s Sub-Adviser pursuant to a sub-advisory agreement with the Fund and the Investment Adviser (the “Sub-Advisory Agreement”). Pursuant to the Sub-Advisory Agreement, the Sub-Adviser is responsible for the management of the Fund’s portfolio of securities. As compensation for its services, the Investment Adviser pays the Sub-Adviser a fee, payable monthly in arrears at an annual rate equal to 0.50% of the Fund’s average daily Managed Assets, less 0.50% of the Fund’s average daily assets attributable to any investments by the Fund in Affiliated Investment Funds.

Each of the Investment Adviser and the Sub-Adviser are wholly-owned subsidiaries of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, investment funds, foundations, insurance companies and other institutions that have entrusted Guggenheim Partners with the supervision of approximately $310 billion of assets as of December 31, 2023. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe, and Asia.

References to the “Adviser” may include the Investment Adviser or the Sub-Adviser, as applicable.

See “Management of the Fund.”

Distributions

The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders as long-term capital gain dividends at least annually. The Fund expects that distributions paid on the Common Shares will generally consist of (i) investment company taxable income taxed as ordinary income, which includes, among other things, dividend and interest income accrued on portfolio assets, short-term capital gain and income from certain hedging and interest rate transactions, (ii) qualified dividend income, (iii) long-term capital gain and (iv) return of capital. Distributions may be paid by the Fund from any permitted source and, from time to time, all or a portion of a distribution may be a return of capital. To the extent the Fund receives dividends with respect to its investments in Common Equity Securities that consist of qualified dividend income (income from domestic and certain foreign corporations), a portion of the Fund’s distributions to its Common Shareholders may consist of qualified dividend income. The Fund cannot assure you, however, as to what percentage of the dividends paid on Common Shares, if any, will consist of qualified dividend income or long-term capital gains, which are taxed at lower rates for individuals than ordinary income. In certain circumstances, the Fund may elect to retain income or capital gain and pay income or excise tax on such undistributed amount. Alternatively, the distributions paid by the Fund for any particular month may be more than the amount of net investment income from that monthly period. As a result, all or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Fund. For U.S. federal income tax purposes, a return of capital distribution is generally not taxable up to the amount of the Common Shareholder’s tax basis in their Common Shares and would reduce such tax basis, and any amounts exceeding such basis will be treated as a gain from the sale of their Common Shares. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profits when they are not. Common Shareholders should not assume that the source of a distribution from the Fund is net investment income or profit. See “Distributions” and “U.S. Federal Income Tax Considerations.”

The Fund’s distribution rate is not constant and the amount of distributions, when declared by the Fund’s Board of Trustees, is subject to change. There is no guarantee of any future distribution or that the current returns and distribution rate will be maintained.

If you hold your Common Shares in your own name or if you hold your Common Shares with a brokerage firm that participates in the Fund’s Dividend Reinvestment Plan (the “Plan”), unless you elect to receive cash, all dividends and distributions that are declared by the Fund will be automatically reinvested in additional Common Shares of the Fund pursuant to the Plan. If you hold your Common Shares with a brokerage firm that does not participate in the Plan, you will not be able to participate in the Plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial adviser for more information. See “Dividend Reinvestment Plan.”

Listing and Symbol	The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GOF.” The net asset value of the Common Shares at the close of business on April 26, 2024 was $11.88 per share and the last reported sale price of the Common Shares on the NYSE on such date was $14.55, representing a premium to net asset value of 22.47%.
Special Risk Considerations	An investment in Common Shares of the Fund involves special risk considerations. Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Principal Risks of the Fund,” which is incorporated by reference herein, for a discussion of the risks associated with an investment in the Fund. You should carefully consider these risks together with all of the other information contained in this Prospectus, including the section of this Prospectus entitled “Risks” beginning on page 32, before making a decision to purchase the Fund’s Common Shares.
Anti-Takeover Provisions in the Fund’s Governing Documents	The Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) and the Fund’s Bylaws, each as may be amended and/or restated from time to time (collectively, the “Governing Documents”), include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. These provisions could have the effect of depriving the Common Shareholders of opportunities to sell their Common Shares at a premium over the then-current market price of the Common Shares. See “Anti-Takeover and Other Provisions in the Fund’s Governing Documents” and “Risks—Anti- Takeover Provisions.”
Administrator, Custodian, Transfer Agent and Dividend Disbursing Agent	The Bank of New York Mellon acts as the custodian of the Fund’s assets pursuant to a custody agreement. Under the custody agreement, the custodian holds the Fund’s assets in compliance with the 1940 Act. For its services, the custodian receives a monthly fee based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions.
Computershare Inc. acts as the Fund’s dividend disbursing agent, transfer agent and registrar with respect to the Common Shares of the Fund, and Computershare Trust Company, N.A. acts as agent under the Fund’s Dividend Reinvestment Plan (the “Plan Agent”).
MUFG Investor Services (US) LLC (“MUFG”) acts as the Fund’s administrator and fund accounting agent. Pursuant to an administration agreement, MUFG provides certain administrative services to the Fund. Pursuant to an accounting and administration agreement, MUFG is responsible for maintaining the books and records of the Fund’s securities and cash. For its services, MUFG receives a monthly fee based upon the average daily Managed Assets of the Fund.

SUMMARY OF FUND EXPENSES

     The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Fund as of November 30, 2023 (unaudited) (except as noted below). The purpose of the table and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. The following table should not be considered a representation of the Fund’s future expenses. Actual expenses may be greater or less than shown. The following table shows estimated Fund expenses as a percentage of average net assets attributable to Common Shares, and not as a percentage of Managed Assets. See “Management of the Fund.”

Shareholder Transaction Expenses
Sales load (as a percentage of offering price)	—(1)
Offering expenses borne by the Fund (as a percentage of offering price)	0.60%(1),(2)
Dividend Reinvestment Plan fees(3)	None
Annual Expenses	As a Percentage of Average Net Assets
Attributable to Common Shares(4)
Management fee(5)	1.25%
Acquired fund fees and expenses(6)	0.07%
Interest expenses(7)	1.55%
Other expenses(8)	0.16%
Total annual expenses(9)	3.03%

(1)	If Common Shares to which this Prospectus relates are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load to be paid by investors and the estimated offering expenses borne by the Fund.
(2)	The Investment Adviser has incurred on behalf of the Fund all costs associated with the Fund’s registration statement and any offerings pursuant to such registration statement. The Fund has agreed, in connection with offerings under this registration statement, to reimburse the Investment Adviser for offering expenses incurred by the Investment Adviser on the Fund’s behalf in an amount up to the lesser of the Fund’s actual offering costs or 0.60% of the total offering price of the Common Shares sold in such offerings. Amounts in excess of 0.60% of the total offering price of shares sold pursuant to this registration statement will not be subject to recoupment from the Fund. This agreement will be in effect for the life of the registration statement with respect to all Common Shares sold pursuant to the registration statement and may only be terminated by the Board of Trustees of the Fund.
(3)	Common Shareholders will pay brokerage charges if they direct Computershare Trust Company, N.A. (the “Plan Agent”) to sell Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan.”
(4)	Based upon average net assets attributable to Common Shares during the six-month period ended November 30, 2023.
(5)	The Fund pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 1.00% of the Fund’s average daily Managed Assets (as defined herein). Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of borrowing or the issuance of commercial paper or other forms of debt (“Borrowings”) or reverse repurchase agreements, dollar rolls or similar transactions or through a combination of the foregoing (collectively “Financial Leverage”), which means that Common Shareholders effectively bear the entire advisory fee. Because the management fee shown is based upon outstanding Financial Leverage of 23% of the Fund’s Managed Assets, the management fee as a percentage of net assets attributable to Common Shares is higher than if the Fund did not utilize such Financial Leverage. If Financial Leverage of more than 23% of the Fund’s Managed Assets is used, the management fee shown would be higher.
(6)	Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year.
(7)	Interest expense is based on estimated amounts for the current fiscal year and includes interest payments on borrowed funds and interest expense on reverse repurchase agreements. Interest payments on borrowed funds is based upon the Fund’s outstanding Borrowings as of November 30, 2023 (unaudited), which included Borrowings under the Fund’s committed facility agreement in an amount equal to 3% of the Fund’s Managed Assets, at an average interest rate of 6.06%. Interest expense on reverse repurchase agreements is based on the Fund’s outstanding reverse repurchase agreements as of November 30, 2023 (unaudited), in an amount equal to 20% of the Fund’s Managed Assets, at a weighted average interest rate cost to the Fund of 5.56%. The actual amount of interest payments and expenses borne by the Fund will vary over time in accordance with the amount of Borrowings and reverse repurchase agreements and variations in market interest rates.
(8)	Other expenses are based on estimated amounts for the current fiscal year.
(9)	The Total Annual Fund Operating Expenses in this fee table may not correlate to the expense ratios in the Fund’s financial highlights and financial statements because the financial highlights and financial statements reflect only the operating expenses of the Fund and do not include Acquired Fund Fees and Expenses, which are fees and expenses incurred indirectly by the Fund through its investments in certain underlying investment companies.

Example

     As required by relevant SEC regulations, the following Example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 3.03% of net assets attributable to Common Shares and (2) a 5% annual return*:

	1 Year	3 Years	5 Years	10 Years
Total Annual Expense Paid by Common Shareholders	$31	$94	$159	$335

*	The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the Example. The Example assumes that all dividends and distributions are reinvested at net asset value. See “Distributions” and “Dividend Reinvestment Plan.”

     The example above does not include sales loads or estimated offering costs. In connection with an offering of Common Shares, the Prospectus Supplement will set forth an Example including sales load and estimated offering costs.

     The above table and Example and the assumption in the Example of the 5% annual return are required by the regulations of the SEC. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund’s Common Shares.

FINANCIAL HIGHLIGHTS

     The financial highlights table is intended to help you understand the Fund’s financial performance. The information in this table for the fiscal years ended 2023, 2022, 2021, 2020 and 2019 is derived from the Fund’s financial statements and has been audited by Ernst & Young LLP, independent registered public accounting firm for the Fund. The Fund’s audited financial statements appearing in the Fund’s annual report to shareholders for the year ended May 31, 2023, including the report of Ernst & Young LLP thereon, including accompanying notes thereto, and the Fund’s unaudited financial statements appearing in the Fund’s semi-annual report for the six months ended November 30, 2023 are incorporated by reference in the SAI. In the opinion of management, the unaudited interim financial statements reflect all adjustments necessary for a fair statement of the results for the interim period presented and are of a normal, recurring nature.

Per share data	For the Six Months Ended November 30, 2023 (Unaudited)	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022	For the Year Ended May 31, 2021	For the Year Ended May 31, 2020	For the Year Ended May 31, 2019
Net asset value, beginning of period	$12.34	$14.33	$17.05	$15.29	$17.91	$19.12
Income from investment operations
Net investment income(a)	0.42	0.75	0.80	0.95	0.89	0.97
Net gain (loss) on investments (realized and unrealized)	0.35	(0.55)	(1.33)	3.00	(1.32)	0.01
Total from investment operations	0.77	0.20	(0.53)	3.95	(0.43)	0.98
Less distributions from
Net investment income	(1.09)	(0.76)	(1.04)	(0.97)	(0.86)	(1.12)
Capital gains	—	(0.18)	(0.19)	—	—	(0.16)
Return of capital	—	(1.25)	(0.96)	(1.22)	(1.33)	(0.91)
Total distributions to shareholders	(1.09)	(2.19)	(2.19)	(2.19)	(2.19)	(2.19)
Net asset value, end of period	$12.02	$12.34	$14.33	$17.05	$15.29	$17.91
Market value, end of period	$13.33	$15.69	$17.92	$20.90	$16.20	$19.96
Total return(b)
Net asset value	6.52%	2.09%(f)	(3.99%)	27.20%	(2.79)%	5.43%
Market value	(8.11%)	0.80%	(3.48%)	45.59%	(7.96)%	4.94%
Ratios and supplemental data
Net assets, end of period (in thousands)	$1,560,848	$1,473,694	$1,492,615	$878,041	$648,892	$641,825
Ratios to average net assets of:
Net investment income, including interest expense	6.92%	5.81%	4.75%	5.72%	5.29%	5.26%
Total expenses, including interest expense(c) (d)	2.96%	2.88%	1.83%	1.83%	1.21%	1.17%
Portfolio turnover rate	8%	26%	47%	64%	41%	38%
Senior Indebtedness
Total Borrowings outstanding (in thousands)(g)	$457,657	$343,500	$128,000	$38,501	$19,300	N/A
Asset coverage per $1,000 of indebtedness (e)	$4,411	$5,290	$12,661	$23,806	$34,621	N/A

(footnotes on following page)

Per share data	For the Year Ended May 31, 2018	For the Year Ended May 31, 2017	For the Year Ended May 31, 2016	For the Year Ended May 31, 2015	For the Year Ended May 31, 2014
Net asset value, beginning of period	$19.78	$17.50	$19.61	$20.56	$20.95
Income from investment operations
Net investment income (a)	1.23	1.61	1.40	1.28	1.44
Net gain (loss) on investments (realized and unrealized)	0.30	2.86	(1.33)	(0.05)	0.35
Total from investment operations	1.53	4.47	0.07	1.23	1.79
Less distributions from
Net investment income	(2.01)	(2.18)	(1.82)	(1.42)	(1.82)
Return of capital	—	—	—	—	—
Capital gains	(0.18)	(0.01)	(0.36)	(0.76)	(0.36)
Total distributions to shareholders	(2.19)	(2.19)	(2.18)	(2.18)	(2.18)
Net asset value, end of period	$19.12	$19.78	$17.50	$19.61	$20.56
Market value, end of period	$21.29	$20.94	$17.61	$21.21	$21.83

Per share data	For the Year Ended May 31, 2018	For the Year Ended May 31, 2017	For the Year Ended May 31, 2016	For the Year Ended May 31, 2015	For the Year Ended May 31, 2014
Total return(b)
Net asset value	8.02%	26.76%	0.80%	6.39%	9.20%
Market value	13.31%	33.33%	-6.07%	8.08%	10.71%
Ratios and supplemental data
Net assets, end of period (in thousands)	$530,250	$410,465	$310,246	$342,988	$318,001
Ratios to average net assets of:
Net investment income, including interest expense	6.27%	8.55%	7.79%	6.44%	7.07%
Total expenses, including interest expense(c) (d)	1.52%	2.35%	2.38%	2.16%	2.28%
Portfolio turnover rate	48%	41%	116%	86%	95%
Senior Indebtedness
Total Borrowings outstanding (in thousands)	N/A	$16,705	$9,355	$45,489	$60,789
Asset coverage per $1,000 of indebtedness(e)	N/A	$25,571	$34,164	$8,540	$6,231

(a)	Based on average shares outstanding.
(b)	Total return is calculated assuming a purchase of a Common Share at the beginning of the period and a sale on the last day of the period reported either at net asset value (“NAV”) or market price per share. Dividends and distributions are assumed to be reinvested at NAV for NAV returns or the prices obtained under the Fund’s Dividend Reinvestment Plan for market value returns. Total return does not reflect brokerage commissions. A return calculated for a period of less than one year is not annualized.
(c)	The ratios of total expenses to average net assets applicable to common shares do not reflect fees and expenses incurred indirectly by the Fund as a result of its investment in shares of other investment companies. If these fees were included in the expense ratios, for the period ended November 30, 2023 and years ended May 31, the expense ratios would increase by:

November 30, 2023 (Unaudited)(h)	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014
0.07%	0.07%	0.06%	0.06%	0.09%	0.08%	0.00%*	0.00%*	0.00%*	0.02%	0.03%

(d)	Excluding interest expense, the operating expense ratios for the period ended November 30, 2023 and the years ended May 31, would be:

November 30, 2023 (Unaudited)(h)	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014
1.41%	1.44%	1.51%	1.55%	1.17%	1.15%	1.33%	1.62%	1.74%	1.72%	1.78%

(e)	Calculated by subtracting the Fund’s total liabilities (not including the borrowings) from the Fund’s total assets and dividing by the borrowings. Effective August 19, 2022, the Fund’s obligations under reverse repurchase agreement transactions are treated as senior securities representing indebtedness for purposes of the 1940 Act. Accordingly, for the year ended May 31, 2023, Asset Coverage is calculated by subtracting the Fund's total liabilities (not including the borrowings or reverse repurchase agreements) from the Fund's total assets and dividing by the sum of the borrowings and reverse repurchase agreements.
(f)	The net increase from the payment by the Investment Adviser totaling $216,351 relating to an operational issue contributed 0.01% to total return at net asset value for the year ended May 31, 2023.
(g)	Effective August 19, 2022, the Fund’s obligations under reverse repurchase agreement transactions are treated as senior securities representing indebtedness for purposes of the 1940 Act.
(h)	Annualized.
*	Less than 0.01%.

SENIOR SECURITIES

     Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Senior Securities,” which is incorporated by reference herein, for information about the Fund’s senior securities as of the end of the last ten fiscal years. The information therein has been audited by Ernst & Young LLP for the last five fiscal years. The Fund’s audited financial statements, including the report of Ernst & Young LLP thereon and accompanying notes thereto, are included in the Fund’s most recent annual report to shareholders and incorporated by reference in the SAI. A copy of the report is available upon request and without charge by calling (800) 345-7999 or by writing the Fund at 227 West Monroe Street, Chicago, Illinois 60606.

THE FUND

     Guggenheim Strategic Opportunities Fund (the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that commenced operations on July 26, 2007. The Fund was organized as a statutory trust on November 13, 2006, pursuant to a Certificate of Trust, and is governed by the laws of the State of Delaware. Its principal office is located at 227 West Monroe Street, Chicago, Illinois 60606, and its telephone number is (312) 827-0100.

     Except as otherwise noted, all percentage limitations set forth in this Prospectus apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action.

USE OF PROCEEDS

     The Fund intends to invest the net proceeds of the offering of Common Shares in accordance with its investment objective and policies as stated in the accompanying Prospectus Supplement or otherwise invest the net proceeds as follows. It is currently anticipated that the Fund will be able to invest most of the net proceeds of an offering of Common Shares in accordance with its investment objective and policies within three months after the receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government securities or high quality, short-term money-market securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses. A portion of the cash held by the Fund, including net proceeds of the offering, is usually used to pay distributions in accordance with the Fund’s distribution policy and may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Fund. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profit when they are not. The Fund’s distributions may be greater than the Fund’s net investment income or profit. If the Fund does not offer or sell Common Shares, the Fund may not be able to maintain distributions at historical levels.

MARKET AND NET ASSET VALUE INFORMATION

     The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “GOF”. The Fund’s Common Shares commenced trading on the NYSE on July 27, 2007.

     The Common Shares have traded both at a premium and at a discount in relation to the Fund’s net asset value per share. Although the Common Shares recently have generally traded at a premium to net asset value, there can be no assurance that this will continue after the offering nor that the Common Shares will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a premium or discount to net asset value and the market price for the Common Shares will change based on a variety of factors. The net asset value and market price of the Fund’s shares will fluctuate, sometimes independently, based on market and other factors affecting the Fund and its investments. The market price of Fund shares will either be above (premium) or below (discount) their net asset value. The Fund cannot predict whether the Common Shares will trade at a premium or discount to net asset value and the market price for the Common Shares will change based on a variety of factors. The Fund’s net asset value would be reduced following an offering of the Common Shares due to the costs of such offering, to the extent those costs are borne by the Fund. The sale of Common Shares by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may put downward pressure on the market price for Common Shares. See “Risks—Market Discount Risk.”

     The following table sets forth, for each of the periods indicated, the high and low closing market prices for the Common Shares on the NYSE, as well as the net asset value per Common Share and the premium or discount to net asset value per Common Share at which the Common Shares were trading on the date of the high and low closing prices. The Fund calculates its net asset value as of the close of business, usually 4:00 p.m. Eastern Time, every day on which the NYSE is open. See “Net Asset Value” for information as to the determination of the Fund’s net asset value.

			NAV per Common		Premium/(Discount) on
			Share on Date of Market		Date of Market Price
Fiscal Quarter	Market Price		Price High and Low(1)		High and Low(2)
Ended	High	Low	High	Low	High	Low
February 29, 2024	$14.29	$12.67	$12.12	$12.34	17.90%	2.67%
November 30, 2023	$15.96	$11.16	$12.30	$11.71	29.76%	-4.70%
August 31, 2023	$16.28	$15.51	$12.48	$12.30	30.45%	26.10%
May 31, 2023	$17.15	$15.20	$12.83	$12.26	33.67%	23.98%
February 28, 2023	$17.30	$15.11	$13.12	$12.62	31.86%	19.73%
November 30, 2022	$17.48	$14.98	$13.51	$12.71	29.39%	17.86%
August 31, 2022	$17.84	$15.08	$14.38	$13.44	24.06%	12.20%
May 31, 2022	$19.25	$16.73	$15.49	$14.08	24.27%	18.82%
February 28, 2022	$19.53	$17.75	$16.12	$16.11	21.15%	10.18%
November 30, 2021	$21.62	$18.64	$17.16	$16.11	25.99%	11.22%
August 31, 2021	$21.98	$20.92	$17.21	$16.98	27.72%	23.20%

(1)	Based on the Fund’s computations.
(2)	Calculated based on the information presented. Percentages are rounded.

     The last reported market price, net asset value per Common Share and percentage premium to net asset value per Common Share as of April 26, 2024 was $14.55, $11.88 and 22.47%, respectively. The Fund cannot predict whether its Common Shares will trade in the future at a premium to or discount from net asset value, or the level of any premium or discount. Shares of closed-end investment companies frequently trade at a discount from net asset value. The Fund’s Common Shares have in the past traded below their net asset value. As of April 26, 2024, 140,216,139 Common Shares of the Fund were outstanding.

INVESTMENT OBJECTIVE AND POLICIES

Investment Objective

     Please refer to the section of the  Fund’s most recent annual report on Form N-CSR entitled “Investment Objective,” which is incorporated by reference herein, for a discussion of the investment objective of the Fund.

Investment Policies

     Please refer to the sections of the Fund’s most recent annual report on Form N-CSR entitled “Principal Investment Strategies” and “Portfolio Composition” which are incorporated by reference herein, for a discussion of the investment policies of the Fund.

INVESTMENT PHILOSOPHY AND INVESTMENT PROCESS

     The Fund pursues a relative value-based investment philosophy, which utilizes quantitative and qualitative analysis to seek to identify securities or spreads between securities that deviate from their perceived fair value and/or historical norms. The Sub-Adviser seeks to combine a credit managed fixed-income portfolio with access to a diversified pool of alternative investments and equity strategies. The Fund’s investment philosophy is predicated upon the belief that thorough research and independent thought are rewarded with performance that has the potential to outperform benchmark indexes with both lower volatility and lower correlation of returns as compared to such benchmark indexes.

     The Sub-Adviser’s analysis of a fixed-income security’s credit quality is comprised of multiple elements, including, but not limited to: (i) sector analysis, including regulatory developments and sector health, (ii) collateral, business, and counterparty risk, which includes payment history, collateral performance, and borrower credit profile, (iii) structural analysis, which includes securitization structure review and forms of credit enhancement, and (iv) stress analysis, including historical collateral performance during extreme market stress and identifying tail risks. This analysis is applied against the macroeconomic outlook, geopolitical issues as well as considerations that more directly affect the company’s industry to determine the Sub-Adviser’s internal judgment as to the security’s credit quality. In addition to the process described above, the Sub-Adviser selects securities using a rigorous portfolio construction approach designed to tightly control independent risk exposures such as fixed income sector weights, sector specific yield curves, credit spreads, prepayment risks, and other risk exposures the Sub-Adviser deems relevant. Within those risk constraints, the Sub-Adviser estimates the relative value of different securities to select individual securities that, in the Sub-Adviser’s judgment, may provide risk-adjusted outperformance.

     The Sub-Adviser’s process for determining whether to buy a security is a collaborative effort between various groups including: (i) economic research, which focus on key economic themes and trends, regional and country-specific analysis, and assessments of event-risk and policy impacts on asset prices, (ii) the Portfolio Construction Group, which utilizes proprietary portfolio construction and risk modeling tools to determine allocation of assets among a variety of sectors, (iii) its Sector Specialists, who are responsible for identifying investment opportunities in particular securities within these sectors, including the structuring of certain securities directly with the issuers or with investment banks and dealers involved in the origination of such securities, and (iv) portfolio managers, who determine which securities best fit the Fund based on the Fund’s investment objective and top-down sector allocations. In managing the Fund, the Sub-Adviser uses a process for selecting securities for purchase and sale that is based on intensive credit research and involves extensive due diligence on each issuer, region and sector. The Sub-Adviser also considers macroeconomic outlook and geopolitical issues.

The Sub-Adviser generally decides which securities to sell for the Fund based on one of three factors:

  In the Sub-Adviser’s judgment, the relative value measure of the instrument no longer indicates that the instrument is cheap relative to similar instruments and a substitution of the instrument with a similar but cheaper instrument enhances the risk-adjusted return potential of the portfolio.
  The Sub-Adviser’s fundamental analysis suggests that the embedded credit risk in an instrument has increased and the instrument no longer properly compensates the holder for this increased risk.
  The Sub-Adviser’s fundamental sector allocation decisions result in the rebalancing of existing positions to achieve the Sub-Adviser’s desired sector exposures.

INVESTMENT POLICIES

     The Fund seeks to achieve its investment objective by investing in a wide range of fixed-income and other debt and senior equity securities (“Income Securities”) selected from a variety of sectors and credit qualities, including, but not limited to, U.S. government and agency securities, corporate bonds, loans and loan participations, structured finance investments (including residential and commercial mortgage-related securities, asset-backed securities, collateralized debt obligations and risk-linked securities), mezzanine and preferred securities and convertible securities. The Fund may invest in non-U.S. dollar-denominated Income Securities issued by sovereign entities and corporations, including Income Securities of issuers in emerging market countries. The Fund may invest in Income Securities of any credit quality, including, without limitation, Income Securities rated below-investment grade (commonly referred to as “high-yield” or “junk” bonds), which are considered speculative with respect to the issuer’s capacity to pay interest and repay principal.

     The Fund may also invest in common stocks, limited liability company interests, trust certificates and other equity investments (“Common Equity Securities”) that the Sub-Adviser believes offer attractive yield and/or capital appreciation potential. As part of its Common Equity Securities strategy, the Fund currently intends to employ a strategy of writing (selling) covered call options and may, from time to time, buy or sell put options on individual Common Equity Securities. In addition to its covered call option strategy, the Fund may, to a lesser extent, pursue a strategy that includes the sale (writing) of both covered call and put options on indices of securities and sectors of securities.

     The Fund may allocate its assets among a wide variety of Income Securities and Common Equity Securities, provided that, under normal market conditions, the Fund will not invest more than:

  50% of its total assets in Common Equity Securities consisting of common stock;
  30% of its total assets in other investment companies, including registered investment companies, private investment funds and/or other pooled investment vehicles;
  20% of its total assets in non-U.S. dollar-denominated Income Securities of corporate and governmental issuers located outside the United States; and
  10% of its total assets in Income Securities of issuers in emerging markets.

     The percentage of the Fund’s total assets allocated to any category of investment may at any given time be significantly less than the percentage permitted pursuant to the above referenced investment policies.

     Unless otherwise stated, the Fund’s investment policies are considered non-fundamental and may be changed by the Board of Trustees without approval of Common Shareholders, but no change is anticipated. If the Fund’s policies change, the Fund will provide shareholders at least 60 days’ prior written notice before implementation of the change.

     Percentage limitations described in this Prospectus are as of the time of investment by the Fund and could thereafter be exceeded as a result of market value fluctuations of the Fund’s portfolio.

     Credit Quality. The Fund may invest without limitation in securities rated below-investment grade (e.g., securities rated below Baa3 by Moody’s Investors Service, Inc. (“Moody’s”), below BBB- by Standard & Poor’s Ratings Group (“S&P”) or Fitch Ratings (“Fitch”) or comparably rated by another nationally recognized statistical rating organization (“NRSRO”)) or, if unrated, determined by the Sub-Adviser to be of comparable quality. Securities rated below-investment grade are commonly referred to as “high-yield” or “junk bonds” and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. The Fund’s investments in any of the sectors and types of Income Securities in which the Fund may invest may include, without limitation, below investment grade securities. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse effect on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

     The Fund is not required to dispose of a security if an NRSRO or the Sub-Adviser downgrades its assessment of that security. In determining whether to retain or sell a security that an NRSRO or the Sub-Adviser has downgraded, the Sub-Adviser may consider such factors as its assessment of the credit quality of the security, the price at which the security could be sold, and the rating, if any, assigned to the security by other ratings agencies. When the Sub-Adviser believes it to be in the best interests of the Fund’s shareholders, the Fund will reduce its investment in lower grade securities and, in certain market conditions, the Fund may invest none of its assets in lower grade securities.

     Rating agencies, such as Moody’s or S&P, are private services that provide ratings of the credit quality of debt obligations. Ratings assigned by an NRSRO are not absolute standards of credit quality but represent the opinion of the NRSRO as to the quality of the obligation. Ratings do not evaluate market risks or the liquidity of securities. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. To the extent that the issuer of a security pays an NRSRO for the analysis of its security, an inherent conflict of interest may exist that could affect the reliability of the rating. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Sub-Adviser also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in unrated lower grade securities, the Fund’s ability to achieve its investment objective will be more dependent on the Sub-Adviser’s credit analysis than would be the case when the Fund invests in rated securities.

     Please refer to Appendix A to the SAI for more information regarding Moody’s and S&P’s ratings of fixed-income securities.

THE FUND’S INVESTMENTS

     The Fund seeks to achieve its investment objective by investing in the following categories of securities:

     Income Securities. The Fund may invest in a wide range of Income Securities selected from a variety of sectors and credit qualities, including, but not limited to, corporate bonds, loans and loan participations (including senior secured floating rate loans (“Senior Loans”), “second lien” secured floating rate loans (“Second Lien Loans”), and other types of secured and unsecured loans with fixed and variable interest rates) (collectively, “Loans”), structured finance investments (including residential and commercial mortgage-related securities, asset-backed securities, collateralized debt obligations and risk-linked securities), U.S. government and agency securities, mezzanine and preferred securities and convertible securities. The Fund may invest in non-U.S. dollar-denominated Income Securities issued by sovereign entities and corporations, including Income Securities of issuers in emerging market countries. The Fund may invest in Income Securities of any credit quality, including Income Securities rated below-investment grade (commonly referred to as “high-yield” or “junk” bonds), which are considered speculative with respect to the issuer’s capacity to pay interest and repay principal.

     Common Equity Securities and Covered Call Option Strategy. The Fund may invest in Common Equity Securities that the Sub-Adviser believes offer attractive yield and/or capital appreciation potential. As part of its Common Equity Securities strategy, the Fund currently intends to employ a strategy of writing (selling) covered call options and may, from time to time, buy or sell put options on individual Common Equity Securities. In addition to its covered call option strategy, the Fund may, to a lesser extent, pursue a strategy that includes the sale (writing) of both covered call and put options on indices of securities and sectors of securities. This covered call option strategy is intended to generate current gains from option premiums as a means to generate total returns as well as to enhance distributions payable to the Fund’s Common Shareholders. As the Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited. A substantial portion of the options written by the Fund may be over-the-counter options (“OTC options”). Under current market conditions, the Fund implements its covered call writing strategy primarily by investing in exchange-traded funds (“ETFs”) or index futures which provide exposure to Common Equity Securities and writing covered call options on those ETFs or index futures.

     Real Property Asset Companies. The Fund may invest in Income Securities and Common Equity Securities issued by companies that own, produce, refine, process, transport and market “real property assets,” such as real estate and the natural resources upon or within real estate (“Real Property Asset Companies”). These Real Property Asset Companies include:

  Companies engaged in the ownership, construction, financing, management and/or sale of commercial, industrial and/or residential real estate (or that have assets primarily invested in such real estate), including real estate investment trusts (“REITs”); and
  Companies engaged in energy, natural resources and basic materials businesses and companies engaged in associated businesses. These companies include, but are not limited to, those engaged in businesses such as oil and gas exploration and production, gold and other precious metals, steel and iron ore production, energy services, forest products, chemicals, coal, alternative energy sources and environmental services, as well as related transportation companies and equipment manufacturers.

     Personal Property Asset Companies. The Fund may invest in Income Securities and Common Equity Securities issued by companies that seek to profit primarily from the ownership, rental, leasing, financing or disposition of “personal property assets” (“Personal Property Asset Companies”). Personal (as opposed to real) property assets include any tangible, movable property or asset. The Fund will typically seek to invest in Income Securities and Common Equity Securities of Personal Property Asset Companies with investment performance that is not highly correlated with traditional market indexes because the personal property asset held by such company is non-correlated with traditional debt or equity markets. Such personal property assets include special situation transportation assets (e.g., railcars, airplanes and ships) and collectibles (e.g., antiques, wine and fine art).

     Private Securities. The Income Securities and Common Equity Securities in which the Fund may invest include privately issued securities of both public and private companies (“Private Securities”). Private Securities have additional risk considerations than comparable public securities, including availability of financial information about the issuer and valuation and liquidity issues.

     Investment Funds. As an alternative to holding investments directly, the Fund may also obtain investment exposure to Income Securities and Common Equity Securities by investing in other investment companies, including registered investment companies, private investment funds and/or other pooled investment vehicles (collectively, “Investment Funds”), which may be managed by the Investment Adviser, Sub-Adviser and/or their affiliates. The Fund may invest up to 30% of its total assets in Investment Funds that primarily hold (directly or indirectly) investments in which the Fund may invest directly. The 1940 Act generally limits a registered investment company’s investments in other registered investment companies to 10% of its total assets. However, pursuant to exemptions set forth in the 1940 Act and rules and regulations promulgated under the 1940 Act, the Fund may invest in excess of this and other applicable limitations provided that the conditions of such exemptions are met. The Fund will invest in private investment funds, commonly referred to as “hedge funds,” or “private equity funds” (including “single asset continuation funds”) only to the extent permitted by applicable rules, regulations and interpretations of the SEC and NYSE. The Fund may invest up to the lower of 10% of its total assets or 15% of its net assets, measured at the time of investment, in private investment funds that provide exposure to Common Equity Securities of private companies (i.e., exposure to private equity investments). Investments in other Investment Funds involve operating expenses and fees at the Investment Fund level that are in addition to the expenses and fees borne by the Fund and are borne indirectly by holders of the Common Shares.

     Synthetic Investments. As an alternative to holding investments directly, the Fund may also obtain investment exposure to Income Securities and Common Equity Securities through the use of customized derivative instruments (including swaps, options, forwards, futures (including, but not limited to, futures on rates such as Secured Overnight Financing Rate (“SOFR”), securities, indices, currencies and other investments) or other financial instruments) to seek to replicate, modify or replace the economic attributes associated with an investment in Income Securities and Common Equity Securities (including interests in Investment Funds). The Fund may be exposed to certain additional risks should the Sub-Adviser use derivatives as a means to synthetically implement the Fund’s investment strategies, including a lack of liquidity in such derivative instruments and additional expenses associated with using such derivative instruments. If the Fund enters into a derivative instrument whereby it agrees to receive the return of a security or financial instrument or a basket of securities or financial instruments, it will typically contract to receive such returns for a predetermined period of time. During such period, the Fund may not have the ability to increase or decrease its exposure. In addition, such customized derivative instruments will likely be highly illiquid, and it is possible that the Fund will not be able to terminate such derivative instruments prior to their expiration date or that the penalties associated with such a termination might impact the Fund’s performance in a material adverse manner. Furthermore, certain derivative instruments contain provisions giving the counterparty the right to terminate the contract upon the occurrence of certain events. Such events may include a decline in the value of the reference securities and material violations of the terms of the contract or the portfolio guidelines as well as other events determined by the counterparty. If a termination were to occur, the Fund’s return could be adversely affected as it would lose the benefit of the indirect exposure to the reference securities and it may incur significant termination expenses.

     In the event the Fund seeks to obtain investment exposure to Investment Funds (including private investment funds) through the use of such synthetic derivative instruments, the Fund will not acquire any voting interests or other shareholder rights that would be acquired with a direct investment in the underlying Investment Fund. Accordingly, the Fund will not participate in matters submitted to a vote of the shareholders. In addition, the Fund may not receive all of the information and reports to shareholders that the Fund would receive with a direct investment in such Investment Fund.

     Further, the Fund will pay the counterparty to any such customized derivative instrument structuring fees and ongoing transaction fees, which will reduce the investment performance of the Fund.

     Finally, certain tax aspects of such customized derivative instruments are uncertain and a Common Shareholder’s return could be adversely affected by an adverse tax ruling.

Portfolio Contents

     The Fund’s investment portfolio consists of investments in the following types of securities:

     Corporate Bonds. Corporate bonds are debt obligations issued by corporations and other business entities. Corporate bonds may be either secured or unsecured. Collateral used for secured debt includes, but is not limited to, real property, machinery, equipment, accounts receivable, stocks, bonds or notes. If a bond is unsecured, it is known as a debenture. Bondholders, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the corporation for the principal and interest due them and may have a prior claim over other creditors if liens or mortgages are involved. Interest on corporate bonds may be fixed or floating, or the bonds may be zero coupons. Interest on corporate bonds is typically paid semi-annually and is fully taxable to the bondholder. Corporate bonds contain elements of both interest-rate risk and credit risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates and may also be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the marketplace. Corporate bonds usually yield more than government or agency bonds due to the presence of credit risk.

     Investment Grade Bonds. The Fund may invest in a wide variety of fixed-income, floating or variable rate securities rated or determined by the Sub-Adviser to be investment grade quality that are issued by corporations and other non-governmental entities and issuers (“Investment Grade Bonds”). Investment Grade Bonds are subject to market and credit risk. Market risk relates to changes in a security’s value. Investment Grade Bonds have varying levels of sensitivity to changes in interest rates and varying degrees of credit quality. In general, bond prices rise when interest rates fall, and fall when interest rates rise. Longer-term and zero coupon bonds are generally more sensitive to interest rate changes. Credit risk relates to the ability of the issuer to make payments of principal and interest. The values of Investment Grade Bonds, like those of other fixed-income securities, may be affected by changes in the credit rating or financial condition of an issuer. Investment Grade Bonds are generally considered medium- and high-quality securities. Some, however, may possess speculative characteristics, and may be more sensitive to economic changes and changes in the financial condition of issuers. The market prices of Investment Grade Bonds in the lowest investment grade categories may fluctuate more than higher-quality securities and may decline significantly in periods of general or regional economic difficulty or other adverse issuer-specific or market developments. Investment Grade Bonds in the lowest investment grade categories may be thinly traded, making them difficult to sell promptly at an acceptable price. Investment Grade Bonds include certain investment grade quality mortgage-related securities, asset-backed securities, and other hybrid securities and instruments that are treated as debt obligations for U.S. federal income tax purposes.

     Below-Investment Grade Bonds. The Fund may invest without limitation in a wide variety of fixed-income securities that are rated or determined by the Sub-Adviser to be below-investment grade quality (“Below-Investment Grade Bonds”). The credit quality of most Below-Investment Grade Bonds reflects a greater than average possibility that adverse changes in the financial condition of an issuer, or in general economic conditions, or both, may impair the ability of the issuer to make payments of interest and principal. The inability (or perceived inability) of issuers to make timely payment of interest and principal would likely make the values of Below-Investment Grade Bonds held by the Fund more volatile and could limit the Fund’s ability to sell such Bonds at favorable prices. In the absence of a liquid trading market for its Below-Investment Grade Bonds, the Fund may have difficulties determining the fair market value of such investments. Below-Investment Grade Bonds include certain below-investment grade quality mortgage-related securities, asset-backed securities, and other hybrid securities and instruments that are treated as debt obligations for U.S. federal income tax purposes.

     In addition to pre-existing outstanding debt obligations of below-investment grade issuers, the Fund may also invest in “debtor-in-possession” or “DIP” financings newly issued in connection with “special situation” restructuring and refinancing transactions. DIP financings are Loans to a debtor-in-possession in a proceeding under the U.S. Bankruptcy Code that have been approved by the bankruptcy court. DIP financings are typically fully secured by a lien on the debtor’s otherwise unencumbered assets or secured by a junior lien on the debtor’s encumbered assets (so long as the Loan is fully secured based on the most recent current valuation or appraisal report of the debtor). The bankruptcy court can authorize the debtor to grant the DIP lender a claim with super-priority over administrative expenses incurred during bankruptcy and of other claims, thus a DIP financing may constitute senior debt even if not secured. DIP financings are often required to close with certainty and in a rapid manner in order to satisfy existing creditors and to enable the issuer to emerge from bankruptcy or to avoid a bankruptcy proceeding. These financings allow the entity to continue its business operations while reorganizing under Chapter 11 of the U.S. Bankruptcy Code.

     Distressed and Defaulted Securities. The Fund may invest in the securities of financially distressed and bankrupt issuers. Such debt obligations may be in covenant or payment default. Such investments generally trade significantly below par and are considered speculative. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Typically such workout or bankruptcy proceedings result in only partial recovery of cash payments or an exchange of the defaulted obligation for other debt or equity securities of the issuer or its affiliates, which may in turn be illiquid or speculative.

     Structured Finance Investments. The Fund may invest in structured finance investments, which are Income Securities and Common Equity Securities typically issued by special purpose vehicles that hold income-producing securities (e.g., mortgage loans, consumer debt payment obligations and other receivables) and other financial assets. Structured finance investments are tailored, or packaged, to meet certain financial goals of investors. Typically, these investments provide investors with capital protection, income generation and/or the opportunity to generate capital growth. The Sub-Adviser believes that structured finance investments may provide attractive risk-adjusted returns, frequent sector rotation opportunities and prospects for adding value through security selection. For purposes of the Fund’s investment policies, structured finance investments are not deemed to be “private investment funds.” Structured finance investments primarily include (among others):

Mortgage-Related Securities. Mortgage-related securities are a form of derivative collateralized by pools of commercial or residential mortgages. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. These securities may include complex instruments such as collateralized mortgage obligations, REITs (including debt and preferred stock issued by REITs), and other real estate-related securities. The mortgage-related securities in which the Fund may invest include those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified index of interest rates, and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest. The Fund may invest in residential and commercial mortgage-related securities issued by governmental entities and private issuers, including subordinated mortgage-related securities. The underlying assets of certain mortgage-related securities may be subject to prepayments, which shorten the weighted average maturity and may lower the return of such securities, and extension, which lengthens expected maturity as payments on principal may occur at a slower rate or later than expected.

Asset-Backed Securities. Asset-backed securities (“ABS”) are a form of structured debt obligation. ABS are payment claims that are securitized in the form of negotiable paper that is issued by a financing company (generally called a special purpose vehicle). Collateral assets are brought into a pool according to specific diversification rules. A special purpose vehicle is founded for the purpose of securitizing these payment claims and the assets of the special purpose vehicle are the diversified pool of collateral assets. The special purpose vehicle issues marketable securities that are intended to represent a lower level of risk than an underlying collateral asset individually, due to the diversification in the pool. The redemption of the securities issued by the special purpose vehicle takes place out of the cash flow generated by the collected assets. A special purpose vehicle may issue multiple securities with different priorities to the cash flows generated and the collateral assets. The collateral for ABS may include, among other assets, home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Fund may invest in these and other types of ABS that may be developed in the future. There is the possibility that recoveries on the underlying collateral may not, in some cases, be available or may be insufficient to support payments on these securities.

Collateralized Debt Obligations. A collateralized debt obligation (“CDO”) is an asset-backed security whose underlying collateral is typically a portfolio of bonds, bank loans, other structured finance securities and/or synthetic instruments. Where the underlying collateral is a portfolio of bonds, a CDO is referred to as a collateralized bond obligation (“CBO”). Where the underlying collateral is a portfolio of bank loans, a CDO is referred to as a collateralized loan obligation (“CLO”). Investors in CBOs and CLOs bear the credit risk of the underlying collateral. Multiple tranches of securities are issued by the CLO, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of risk. If there are defaults or the CLO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. This prioritization of the cash flows from a pool of securities among the several tranches of the CLO is a key feature of the CLO structure. If there are funds remaining after each tranche of debt receives its contractual interest rate and the CLO meets or exceeds required collateral coverage levels (or other similar covenants), the remaining funds may be paid to the subordinated (or residual) tranche (often referred to as the “equity” tranche). The contractual provisions setting out this order of payments are set out in detail in the relevant CLO’s indenture. These provisions are referred to as the “priority of payments” or the “waterfall” and determine the terms of payment of any other obligations that may be required to be paid ahead of payments of interest and principal on the securities issued by a CLO. In addition, for payments to be made to each tranche, after the most senior tranche of debt, there are various tests that must be complied with, which are different for each CLO. If a CLO breaches one of these tests excess cash flow that would otherwise be available for distribution to the subordinated tranche investors is diverted to prepay CLO debt investors in order of seniority until such time as the covenant breach is cured. If the covenant breach is not or cannot be cured, the subordinated tranche investors (and potentially other investors in lower priority rated tranches) may experience a partial or total loss of their investment.

CLOs are subject to the same risk of prepayment and extension described with respect to certain mortgage-related and asset-backed securities. The value of CLOs may be affected by, among other developments, changes in the market’s perception of the creditworthiness of the servicing agent for the pool, the originator of the pool, or the financial institution or fund providing the credit support or enhancement.

The Fund may invest in senior, rated tranches as well as mezzanine and subordinated tranches of CLOs. Investment in the subordinated tranche is subject to special risks. The subordinated tranche does not receive ratings and is considered the riskiest portion of the capital structure of a CLO because it bears the bulk of defaults from the loans in the CLO and serves to protect the other, more senior tranches from default in all but the most severe circumstances.

Risk-Linked Securities. Risk-linked securities (“RLS”) are a form of derivative issued by insurance companies and insurance-related special purpose vehicles that apply securitization techniques to catastrophic property and casualty damages. RLS are typically debt obligations for which the return of principal and the payment of interest are contingent on the non-occurrence of a pre-defined “trigger event.” Depending on the specific terms and structure of the RLS, this trigger could be the result of a hurricane, earthquake or some other catastrophic event. Insurance companies securitize this risk to transfer to the capital markets the truly catastrophic part of the risk exposure. A typical RLS provides for income and return of capital similar to other fixed-income investments, but would involve full or partial default if losses resulting from a certain catastrophe exceeded a predetermined amount. RLS typically have relatively high yields compared with similarly rated fixed-income securities, and also have low correlation with the returns of traditional securities. The Sub-Adviser believes that inclusion of RLS in the Fund’s portfolio could lead to significant improvement in its overall risk-return profile. Investments in RLS may be linked to a broad range of insurance risks, which can be broken down into three major categories: natural risks (such as hurricanes and earthquakes), weather risks (such as insurance based on a regional average temperature) and non-natural events (such as aerospace and shipping catastrophes). Although property-casualty RLS have been in existence for over a decade, significant developments have started to occur in securitizations done by life insurance companies. In general, life insurance industry securitizations could fall into a number of categories. Some are driven primarily by the desire to transfer risk to the capital markets, such as the transfer of extreme mortality risk (mortality bonds). Others, while also including the element of risk transfer, are driven by other considerations. For example, a securitization could be undertaken to relieve the capital strain on life insurance companies caused by the regulatory requirements of establishing very conservative reserves for some types of products. Another example is the securitization of the stream of future cash flows from a particular block of business, including the securitization of embedded values of life insurance business or securitization for the purpose of funding acquisition costs.

     Senior Loans. Senior Loans are floating rate Loans made to corporations and other non-governmental entities and issuers. Senior Loans typically hold the most senior position in the capital structure of the issuing entity, are typically secured with specific collateral and typically have a claim on the assets of the borrower, including stock owned by the borrower in its subsidiaries, that is senior to that held by junior lien creditors, subordinated debt holders and stockholders of the borrower. The proceeds of Senior Loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, dividends, and, to a lesser extent, to finance internal growth and for other corporate purposes. Senior Loans typically have rates of interest that are redetermined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread. Base lending rates in common usage today are primarily SOFR, and secondarily the prime rate offered by one or more major U.S. banks (the “Prime Rate”) and the certificate of deposit (“CD”) rate or other base lending rates used by commercial lenders.

     Second Lien Loans. Second Lien Loans are Loans made by public and private corporations and other nongovernmental entities and issuers for a variety of purposes. Second Lien Loans are second in right of payment to one or more Senior Loans of the related borrower. Second Lien Loans typically are secured by a second priority security interest or lien to or on specified collateral securing the borrower’s obligation under the Loan and typically have similar protections and rights as Senior Loans. Second Lien Loans are not (and by their terms cannot) become subordinate in right of payment to any obligation of the related borrower other than Senior Loans of such borrower. Second Lien Loans, like Senior Loans, typically have floating rate interest payments. Because Second Lien Loans are second to Senior Loans, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below-investment grade quality. Other than their subordinated status, Second Lien Loans have many characteristics and risks similar to Senior Loans discussed above. In addition, Second Lien Loans and debt securities of below-investment grade quality share many of the risk characteristics of Non-Investment Grade Bonds.

     Subordinated Secured Loans. Subordinated secured Loans are made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Subordinated secured Loans may rank lower in right of payment to one or more Senior Loans and Second Lien Loans of the borrower. Subordinated secured Loans typically are secured by a lower priority security interest or lien to or on specified collateral securing the borrower’s obligation under the Loan, and typically have more subordinated protections and rights than Senior Loans and Second Lien Loans. Subordinated secured Loans may become subordinated in right of payment to more senior obligations of the borrower issued in the future. Subordinated secured Loans may have fixed or floating rate interest payments. Because Subordinated secured Loans may rank lower as to right of payment than Senior Loans and Second Lien Loans of the borrower, they may present a greater degree of investment risk than Senior Loans and Second Lien Loans but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their more subordinated status, such investments have many characteristics and risks similar to Senior Loans and Second Lien Loans discussed above.

     Unsecured Loans. Unsecured Loans are loans made by public and private corporations and other nongovernmental entities and issuers for a variety of purposes. Unsecured Loans generally have lower priority in right of payment compared to holders of secured debt of the borrower. Unsecured Loans are not secured by a security interest or lien to or on specified collateral securing the borrower’s obligation under the loan. Unsecured Loans by their terms may be or may become subordinate in right of payment to other obligations of the borrower, including Senior Loans, Second Lien Loans and Subordinated Secured Loans. Unsecured Loans may have fixed or floating rate interest payments. Because unsecured Loans are subordinate to the secured debt of the borrower, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their subordinated and unsecured status, such investments have many characteristics and risks similar to Senior Loans, Second Lien Loans and Subordinated Secured Loans discussed above.

     Mezzanine Investments. The Fund may invest in certain lower grade securities known as “Mezzanine Investments,” which are subordinated debt securities that are generally issued in private placements in connection with an equity security (e.g., with attached warrants) or may be convertible into equity securities. Mezzanine Investments may be issued with or without registration rights. Similar to other lower grade securities, maturities of Mezzanine Investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine Investments are usually unsecured and subordinated to other obligations of the issuer.

     Convertible Securities. Convertible securities include bonds, debentures, notes, preferred stocks and other securities that entitle the holder to acquire common stock or other equity securities of the issuer. Convertible securities have general characteristics similar to both debt and equity securities. A convertible security generally entitles the holder to receive interest or preferred dividends paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-

convertible debt obligations. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a debt obligation. A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by the Fund is called for redemption, the Fund would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Fund’s ability to achieve its investment objective. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that non-convertible debt may not. The value of a convertible security is a function of (i) its yield in comparison to the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (ii) its worth if converted into the underlying common stock.

     Preferred Stocks. Preferred stocks represent the senior residual interest in the assets of an issuer after meeting all claims, with priority to corporate income and liquidation payments over the issuer’s common stock. As such, preferred stock is inherently more risky than the bonds and loans of the issuer, but less risky than its common stock. Preferred stocks often contain provisions that allow for redemption in the event of certain tax or legal changes or at the issuers’ call. Preferred stocks typically do not provide any voting rights, except in cases when dividends are in arrears beyond a certain time period. Preferred stock in some instances is convertible into common stock.

     Although they are equity securities, preferred stocks have certain characteristics of both debt and common stock. They are debt-like in that their promised income is contractually fixed. They are common stock-like in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Furthermore, they have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. In order to be payable, dividends on preferred stock must be declared by the issuer’s board of directors. In addition, distributions on preferred stock may be subject to deferral and thus may not be automatically payable. Income payments on some preferred stocks are cumulative, causing dividends and distributions to accrue even if not declared by the board of directors or otherwise made payable. Other preferred stocks are non-cumulative, meaning that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred stocks in which the Fund invests will be declared or otherwise made payable. If the Fund owns preferred stock that is deferring its distributions, the Fund may be required to report income for U.S. federal income tax purposes while it is not receiving cash payments corresponding to such income. When interest rates fall below the rate payable on an issue of preferred stock or for other reasons, the issuer may redeem the preferred stock, generally after an initial period of call protection in which the stock is not redeemable. Preferred stocks may be significantly less liquid than many other securities, such as U.S. Government securities, corporate bonds and common stock.

     U.S. Government Securities. The Fund may invest in debt securities issued or guaranteed by the U.S. government, its agencies or instrumentalities including: (1) U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance, such as U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years), and U.S. Treasury bonds (generally maturities of greater than ten years), including the principal components or the interest components issued by the U.S. government under the separate trading of registered interest and principal securities program (i.e., “STRIPS”), all of which are backed by the full faith and credit of the United States; and (2) obligations issued or guaranteed by U.S. government agencies or instrumentalities, including government guaranteed mortgage-related securities, some of which are backed by the full faith and credit of the U.S. Treasury, some of which are supported by the right of the issuer to borrow from the U.S. government, and some of which are backed only by the credit of the issuer itself.

     Foreign Securities. While the Fund invests primarily in securities of U.S. issuers, the Fund may invest up to 20% of its total assets in non-U.S. dollar-denominated fixed-income securities of corporate and governmental issuers located outside the United States, including up to 10% in emerging markets. Foreign securities include securities issued or guaranteed by companies organized under the laws of countries other than the United States and securities issued or guaranteed by foreign governments, their agencies or instrumentalities and supra-national governmental entities, such as the World Bank. Foreign securities also may be traded on foreign securities exchanges or in over-the-counter capital markets. The value of foreign securities and obligations is affected by, among other factors, changes in currency rates, foreign tax laws (including withholding tax), government policies (in this country or abroad), relations between nations and trading, settlement, custodial and other operational risks.

In addition, the costs of investing abroad are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than markets in the United States. Foreign investments also could be affected by other factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information and potential difficulties in enforcing contractual obligations.

     Since the Fund may invest in securities and obligations that are denominated or quoted in currencies other than the U.S. dollar, the Fund may be affected by changes in foreign currency exchange rates (and exchange control regulations) which affect the value of investments in the Fund and the accrued income and appreciation or depreciation of the investments in U.S. dollars. Changes in foreign currency exchange rates relative to the U.S. dollar will affect the U.S. dollar value of the Fund’s assets denominated in that currency and the Fund’s return on such assets as well as any temporary uninvested reserves in bank deposits in foreign currencies. In addition, the Fund will incur costs in connection with conversions between various currencies. The Fund may seek to hedge its exposures to foreign currencies but may, at the discretion of the Sub-Adviser, at any time limit or eliminate foreign currency hedging activity. See “—Derivative Transactions—Foreign Currency Transactions.”

          Sovereign and Supranational Obligations. The Fund may invest in sovereign debt securities, which are debt securities issued or guaranteed by foreign governmental entities, such as foreign government debt or foreign treasury bills. Investments in sovereign debt securities involve special risks in addition to those risks usually associated with investments in debt securities, including risks associated with economic or political uncertainty and the risk that the governmental authority that controls the repayment of sovereign debt may be unwilling or unable to repay the principal and/or interest when due. The Fund may also invest in securities or other obligations issued or backed by supranational organizations, which are international organizations that are designated or supported by government entities or banking institutions typically to promote economic reconstruction or development. These obligations are subject to the risk that the government(s) on whose support the organization depends may be unable or unwilling to provide the necessary support. With respect to both sovereign and supranational obligations, the Fund may have little recourse against the foreign government or supranational organization that issues or backs the obligation in the event of default. These obligations may be denominated in foreign currencies and the prices of these obligations may be more volatile than corporate debt obligations.

     Sovereign debt instruments in which the Fund may invest may involve great risk and may be deemed to be the equivalent in terms of credit quality to securities rated below investment grade by Moody’s and S&P. Governmental entities may depend on expected disbursements from foreign governments, multilateral agencies and international organizations to reduce principal and interest arrearages on their debt obligations. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic or other reforms and/or economic performance and the timely service of the governmental entity’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of the commitments to lend funds or other aid to the governmental entity, which may further impair the governmental entity’s ability or willingness to service its debts in a timely manner. Some of the countries in which the Fund may invest have encountered difficulties in servicing their sovereign debt obligations and have withheld payments of interest and/or principal of sovereign debt. These difficulties have also led to agreements to restructure external debt obligations, which may result in costs to the holders of the sovereign debt. Consequently, a government obligor may default on its obligations and/or the values of its obligations may decline significantly.

     Common Stocks and Other Common Equity Securities. The Fund may also invest in common stocks and other Common Equity Securities that the Sub-Adviser believes offer attractive yield and/or capital appreciation potential. Common stock represents the residual ownership interest in the issuer. Holders of common stocks and other Common Equity Securities are entitled to the income and increase in the value of the assets and business of the issuer after all of its debt obligations and obligations to preferred stockholders are satisfied. The Fund may invest in companies of any market capitalization.

     Options. As part of its Common Equity Securities strategy, the Fund currently intends to employ a strategy of writing (selling) covered call options and may, from time to time, buy or sell put options on individual Common Equity Securities. In addition to its covered call option strategy, the Fund may, to a lesser extent, pursue a strategy that includes the sale (writing) of both covered call and put options on indices of securities and sectors of securities. This covered call option strategy is intended to generate current gains from option premiums as a means to generate total returns as well as to enhance distributions payable to the Fund’s Common Shareholders. The Fund may also write call options on individual securities, securities indices, ETFs, futures and baskets of securities.

     An option on a security is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option at a specified exercise or “strike” price. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. The buyer of an option acquires the right, but not the obligation, to buy (a call option) or sell (a put option) a certain quantity of a security (the underlying security) or instrument, including a futures contract or swap, at a certain price up to a specified point in time or on expiration, depending on the terms. For certain types of options, the writer of the option will have no control over the time when it may be required to fulfill its obligation under the option. Certain options, known as “American style” options may be exercised at any time during the term of the option. Other options, known as “European style” options, may be exercised only on the expiration date of the option.

     If an option written by the Fund expires unexercised, the Fund realizes on the expiration date a capital gain equal to the premium received by the Fund at the time the option was written. If an option purchased by the Fund expires unexercised, the Fund realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, underlying security, exercise price and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Fund desires. The Fund may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option when purchased. The Fund will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Fund will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Fund will realize a capital gain or, if it is less, the Fund will realize a capital loss. Net gains from the Fund’s option strategy will be short-term capital gains which, for U.S. federal income tax purposes, will constitute net investment company taxable income.

     The Fund will follow a strategy known as “covered call option writing,” which is a strategy designed to generate current gains from option premiums as a means to generate total returns as well as to enhance distributions payable to the Fund’s Common Shareholders. As the Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited.

     As part of its strategy, the Fund may not sell “naked” call options on individual securities, (i.e., options representing more shares of the stock than are held in the portfolio). A call option written by the Fund on a security is “covered” if the Fund owns the security or instrument underlying the call or has an absolute and immediate right to acquire that security or instrument without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by the Sub-Adviser (in accordance with procedures established by the Board of Trustees) in such amount are segregated by the Fund’s custodian) upon conversion or exchange of other securities held by the Fund. A call option is also covered if the Fund holds a call on the same security as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Fund in segregated assets determined to be liquid by the Sub-Adviser as described above.

     Put options are contracts that give the holder of the option, in return for a premium, the right to sell to the writer of the option the security underlying the option at a specified exercise price at a specific time or times during the term of the option. These strategies may produce a considerably higher return than the Fund’s primary strategy of covered call writing, but involve a higher degree of risk and potential volatility.

     The Fund will write (sell) put options on individual securities only if the put option is “covered.” A put option written by the Fund on a security is “covered” if the Fund segregates or earmarks assets determined to be liquid by the Sub-Adviser, as described above, equal to the exercise price. A put option is also covered if the Fund holds a put on the same security as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Fund in segregated or earmarked assets determined to be liquid by the Sub-Adviser, as described above.

     The Fund may sell put and call options on indices of securities. Options on an index differ from options on securities because (i) the exercise of an index option requires cash payments and does not involve the actual purchase or sale of securities, (ii) the holder of an index option has the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option and (iii) index options reflect price-fluctuations in a group of securities or segments of the securities market rather than price fluctuations in a single security.

     The Fund may purchase and write exchange-listed and OTC options. Options written by the Fund with respect to non-U.S. securities, indices or sectors and other instruments generally will be OTC options. OTC options differ from exchange-listed options in several respects. They are transacted directly with the dealers and not with a clearing corporation, and therefore entail the risk of nonperformance by the dealer. OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is done normally by reference to information from a market maker. OTC options are subject to heightened counterparty, credit, liquidity and valuation risks. The Fund’s ability to terminate OTC options is more limited than with exchange-traded options and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. The hours of trading for options may not conform to the hours during which the underlying securities are traded. The Fund’s options transactions will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which such options are traded.

     Restricted and Illiquid Securities. The Fund may invest in securities for which there is no readily available trading market or that are otherwise illiquid. Illiquid securities include securities legally restricted as to resale, such as commercial paper issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and securities eligible for resale pursuant to Rule 144A thereunder. Section 4(a)(2) and Rule 144A securities may, however, be treated as liquid by the Investment Adviser after consideration of factors such as trading activity, availability of market quotations and number of dealers willing to purchase the security. If the Fund invests in Rule 144A securities, the level of portfolio illiquidity may be increased to the extent that eligible buyers become uninterested in purchasing such securities.

     It may be difficult to sell such securities at a price representing the fair value until such time as such securities may be sold publicly. Where registration is required, a considerable period may elapse between a decision to sell the securities and the time when it would be permitted to sell. Thus, the Fund may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. The Fund may also acquire securities through private placements under which it may agree to contractual restrictions on the resale of such securities. Such restrictions might prevent their sale at a time when such sale would otherwise be desirable.

Government Sponsored Investment Programs

     From time to time, the Fund may seek to invest in credit securities through one or more programs that may from time to time be sponsored, established or operated by the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System and other governmental agencies.

Derivatives Transactions

     The Fund may purchase and sell derivative instruments (which derive their value by reference to another instrument, asset or index) for investment purposes, such as obtaining investment exposure to an investment category; risk management purposes, such as hedging against fluctuations in asset prices or interest rates; diversification purposes; or to change the duration of the Fund. The Fund may, but is not required to, use various strategic transactions in swaps, futures, options and other derivative contracts in order to seek to earn income, facilitate portfolio management and mitigate risks. These strategies may be executed through the use of derivative contracts. In the course of pursuing these investment strategies, the Fund may purchase and sell exchange-listed and OTC put and call options on securities, equity and fixed-income indices and other instruments, purchase and sell futures contracts and options thereon, and enter into various transactions such as swaps, caps, floors or collars. In addition, derivative transactions may also include new techniques, instruments or strategies that are permitted as regulatory changes occur. In order to help protect the soundness of derivative transactions and outstanding derivative positions, the Sub-Adviser generally requires derivative counterparties to have a minimum credit rating of A3 from Moody’s (or a comparable rating from another NRSRO) and monitors such rating on an ongoing basis. In addition, the Sub-Adviser seeks to allocate derivatives transactions to limit exposure to any single counterparty.

     The Fund is required to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) subject to value-at-risk (“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless the Fund satisfies a “limited derivatives users” exception that is included in Rule 18f-4 under the 1940 Act. The Fund is not classified as a “limited derivatives user” and, as required by Rule 18f-4, has implemented a Derivatives Risk Management Program, which is reasonably designed to manage the Fund’s derivatives risks and to reasonably segregate the functions associated with the Derivatives Risk Management Program from the portfolio management of the Fund. The Board, including a majority of the trustees who are not “interested persons” of the Fund, as such term is defined in the 1940 Act, approved the designation of a Derivatives Risk Manager, which is responsible for administering the Derivatives Risk Management Program for the Fund. To facilitate the Board’s oversight, the Board reviews, no less frequently than annually, a written report on the effectiveness of the Derivatives Risk Management Program and also more frequent reports regarding certain derivatives risk matters.

     When the Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Fund’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a fund satisfies the limited derivatives users exception, but for funds subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. SEC guidance regarding the use of securities lending collateral may limit the Fund’s securities lending activities. In addition, the Fund is permitted to invest in a security on a when issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security, provided that (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The Fund may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with Rule 18f-4. Furthermore, under the rule, the Fund is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due.

     Credit Derivatives. Credit default derivatives are linked to the price of reference securities or loans after a default by the issuer or borrower, respectively. Market spread derivatives are based on the risk that changes in market factors, such as credit spreads, can cause a decline in the value of a security, loan or index. There are three basic transactional forms for credit derivatives: swaps, options and structured instruments. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions.

     The Fund may invest in credit default swap transactions and credit-linked notes (described below) for hedging and investment purposes. The “buyer” in a credit default swap contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the full notional value, or “par value,” of the reference obligation. Credit default swap transactions are either “physical delivery” settled or “cash” settled. Physical delivery entails the actual delivery of the reference asset to the seller in exchange for the payment of the full par value of the reference asset. Cash settled entails a net cash payment from the seller to the buyer based on the difference of the par value of the reference asset and the current value of the reference asset that may, after a default, have lost some, most, or all of its value.

     The Fund may be either the buyer or seller in a credit default swap transaction and generally will be a buyer in instances in which the Fund actually owns the underlying debt security and seeks to hedge against the risk of default in that debt security. If the Fund is a buyer and no event of default occurs, the Fund will have made a series of periodic payments (in an amount more or less than the value of the cash flows received on the underlying debt security) and recover nothing of monetary value. However, if an event of default occurs, the Fund (if the buyer) will receive the full notional value of the reference obligation either through a cash payment in exchange for such asset or a cash payment in addition to owning the reference asset. The Fund generally will be a seller when it seeks to take the credit risk of a particular debt security and, as a seller, the Fund receives a fixed rate of income throughout the term of the contract, which typically is between six months and ten years, provided that there is no event of default. If an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation through either physical settlement and/or cash settlement. Credit default swap transactions involve greater risks than if the Fund had invested in the reference obligation directly, including counterparty credit risk and leverage risk.

     Foreign Currency Transactions. The Fund may (but is not required to) hedge some or all of its exposure to non-U.S. currencies through the use of forward foreign currency exchange contracts, options on foreign currencies, foreign currency futures contracts and swaps and other derivatives transactions. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in such transactions at any given time or from time to time when they would be beneficial. Although the Fund has the flexibility to engage in such transactions, the Investment Adviser or Sub-Adviser may determine not to do so or to do so only in unusual circumstances or market conditions. These transactions may not be successful and may eliminate any chance for the Fund to benefit from favorable fluctuations in relevant foreign currencies. The Fund may also use derivatives transactions for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.

     Although the Sub-Adviser seeks to use derivatives to further the Fund’s investment objective, there is no assurance that the use of derivatives will achieve this result. For a more complete discussion of the Fund’s investment practices involving transactions in derivatives and certain other investment techniques, see “Investment Objective and Policies—Derivative Instruments” in the Fund’s SAI.

Municipal Securities

     The Fund may invest directly or indirectly in municipal securities. Municipal securities include securities issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the payments from which, in the opinion of bond counsel to the issuer, are excludable from gross income for federal income tax purposes. Municipal securities also include taxable securities issued by such issuers. Municipal bonds may include those backed by, among other things, state taxes and essential service revenues as well as health care and higher education issuers, among others, or be supported by dedicated revenue streams and/or statutory liens.

Temporary Investments

     At any time when a temporary posture is believed by the Sub-Adviser to be warranted (a “temporary period”), the Fund may, without limitation, hold cash or invest its assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During a temporary period, the Fund may also invest in shares of money market mutual funds. Money market mutual funds are investment companies, and the investments in those companies by the Fund are in some cases subject to the 1940 Act’s limitations on investments in other investment companies. See “Investment Restrictions” in the Fund’s SAI. As a shareholder in a mutual fund, the Fund will bear its ratable share of its expenses, including management fees, and will remain subject to payment of the fees to the Investment Adviser, with respect to assets so invested. See “Management of the Fund.” The Fund may not achieve its investment objective during a temporary period or be able to sustain its historical distribution levels.

Certain Other Investment Practices

     When Issued, Delayed Delivery Securities and Forward Commitments. The Fund may enter into forward commitments for the purchase or sale of securities, including on a “when issued” or “delayed delivery” basis, in excess of customary settlement periods for the type of security involved. In some cases, a forward commitment may be conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, corporate reorganization or debt restructuring (i.e., a when, as and if issued security). When such transactions are negotiated, the price is fixed at the time of the commitment, with payment and delivery taking place in the future, generally a month or more after the date of the commitment. While it will only enter into a forward commitment with the intention of actually acquiring the security, the Fund may sell the security before the settlement date if it is deemed advisable. Securities purchased under a forward commitment are subject to market fluctuation, and no interest (or dividends) accrues to the Fund prior to the settlement date. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in value of the Fund’s other assets. In addition, FINRA rules include mandatory margin requirements that require the Fund to post collateral in connection with certain of these transactions. There is no similar requirement that the Fund’s counterparties post collateral in connection with such transactions. The required collateralization of these transactions could increase the cost of such transactions to the Fund and impose added operational complexity.

     Loans of Portfolio Securities. To seek to increase income, the Fund may lend its portfolio securities to securities broker-dealers or financial institutions if (i) the loan is collateralized in accordance with applicable regulatory requirements and (ii) no loan will cause the value of all loaned securities to exceed 33 1/3% of the value of the Fund’s total assets. If the borrower fails to maintain the requisite amount of collateral, the loan automatically terminates and the Fund could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over the value of the collateral. As with any extension of credit, there are risks of delay in recovery and in some cases even loss of rights in collateral should the borrower of the securities fail financially. There can be no assurance that borrowers will not fail financially. On termination of the loan, the borrower is required to return the securities to the Fund, and any gain or loss in the market price during the period of the loan would inure to the Fund. If the other party to the loan petitions for bankruptcy or becomes subject to the United States Bankruptcy Code, the law regarding the rights of the Fund is unsettled. As a result, under extreme circumstances, there may be a restriction on the Fund’s ability to sell the collateral and the Fund would suffer a loss. See “Investment Objective and Policies Loans of Portfolio Securities” in the Fund’s SAI.

     Offsetting. In the normal course of business, the Fund enters into transactions subject to enforceable master netting arrangements or other similar arrangements. Generally, the right to offset in those agreements allows the Fund to counteract the exposure to a specific counterparty with collateral received from or delivered to that counterparty based on the terms of the arrangements. These arrangements provide for the right to liquidate upon the occurrence of an event of default, credit event upon merger or additional termination event.

     In order to better define its contractual rights and to secure rights that will help the Fund mitigate its counterparty risk, the Fund may enter into an International Swaps and Derivatives Association, Inc. Master Agreement (“ISDA Master Agreement”) or similar agreement with its derivative contract counterparties. An ISDA Master Agreement is a bilateral agreement between the Fund and a counterparty that governs OTC derivatives, including foreign exchange contracts, and typically contains, among other things, collateral posting terms and netting provisions in the event of a default and/or termination event. The provisions of the ISDA Master Agreement typically permit a single net payment in the event of a default (close-out netting) or similar event, including the bankruptcy or insolvency of the counterparty.

     For derivatives traded under an ISDA Master Agreement, the collateral requirements are typically calculated by netting the mark-to-market amount for each transaction under such agreement and comparing that amount to the value of any collateral currently pledged by the Fund and the counterparty. For financial reporting purposes, cash collateral that has been pledged to cover obligations of the Fund and cash collateral received from the counterparty, if any, are reported separately on the Statement of Assets and Liabilities as segregated cash from broker/receivable for variation margin, or segregated cash due to broker/payable for variation margin. Generally, the amount of collateral due from or to a counterparty must exceed a minimum transfer amount threshold before a transfer is required to be made. To the extent amounts due to the Fund from its counterparties are not fully collateralized, contractually or otherwise, the Fund bears the risk of loss from counterparty nonperformance. The Fund attempts to mitigate counterparty risk by only entering into agreements with counterparties that it believes to be of good standing and by monitoring the financial stability of those counterparties.

     Repurchase Agreements. The Fund may enter into bilateral and tri-party repurchase agreements. Repurchase agreements may be seen as loans by the Fund collateralized by underlying debt securities. Under the terms of a typical repurchase agreement, the Fund buys an underlying debt obligation or other security subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time (usually not more than one week later). This arrangement results in a fixed rate of return to the Fund. In the event of the insolvency of the counterparty to a repurchase agreement, recovery of the repurchase price owed to the Fund may be delayed. Such an insolvency may result in a loss to the extent that the value of the purchased securities or other assets decreases during the delay or that value has otherwise not been maintained at an amount equal to the repurchase price. The Sub-Adviser reviews the creditworthiness of the counterparties with which the Fund enters into repurchase agreements to evaluate these risks and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that the value is maintained at the required level. The Fund will not enter into repurchase agreements with the Investment Adviser, the Sub-Adviser or their affiliates.

     Repurchase agreements collateralized fully by cash items, U.S. government securities or by securities issued by an issuer that the Investment Adviser or the Sub-Adviser has determined at the time the repurchase agreement is entered into has an exceptionally strong capacity to meet its financial obligations (“Qualifying Collateral”) and meet certain liquidity standards generally may be deemed to be “collateralized fully” and may be deemed to be investments in the underlying securities for certain purposes. The Fund may accept collateral other than Qualifying Collateral determined by the Investment Adviser or the Sub-Adviser to be in the best interests of the Fund to accept as collateral for such repurchase agreement (which may include high yield debt instruments that are rated below investment grade) (“Alternative Collateral”). Repurchase agreements secured by Alternative Collateral are not deemed to be “collateralized fully” under applicable regulations and the repurchase agreement is therefore considered a separate security issued by the counterparty to the Fund. Accordingly, the Fund must include repurchase agreements that are not “collateralized fully” in its calculations of securities issued by the selling institution held by the Fund for purposes of various portfolio diversification and concentration requirements applicable to the Fund. In addition, Alternative Collateral may not qualify as permitted or appropriate investments for the Fund under the Fund’s investment strategies and limitations. Accordingly, if a counterparty to a repurchase agreement defaults and the Fund takes possession of Alternative Collateral, the Fund may need to promptly dispose of the Alternative Collateral (or other securities held by the Fund, if the Fund exceeds a limitation on a permitted investment by virtue of taking possession of the Alternative Collateral). The Alternative Collateral may be particularly illiquid, especially in times of market volatility or in the case of a counterparty insolvency or bankruptcy, which may restrict the Fund’s ability to dispose of Alternative Collateral received from the counterparty. Depending on the terms of the repurchase agreement, the Fund may determine to sell the collateral during the term of the repurchase agreement and then purchase the same collateral at the market price at the time of the resale. In tri-party repurchase agreements, an unaffiliated third party custodian maintains accounts to hold collateral for the Fund and its counterparties and, therefore, the Fund may be subject to the credit risk of those custodians. Securities subject to repurchase agreements (other than tri-party repurchase agreements) and purchase and sale contracts will be held by the Fund’s custodian (or sub-custodian) in the Federal Reserve/Treasury book-entry system or by another authorized securities depository.

     Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements. Under a reverse repurchase agreement, the Fund sells a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Fund agrees to repurchase the instrument at an agreed upon time and price, for which the difference in price reflects an interest payment. The Fund may enter into such agreements when the Sub-Adviser believes it is able to invest the cash acquired at a rate higher than the cost of the agreement, which would increase earned income. Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and Fund expenses associated with the repurchase agreement, that the market value of the securities or other assets sold by the Fund may decline below the price at which the Fund is obligated to repurchase such securities and that the securities may not be returned to the Fund. There is no assurance that reverse repurchase agreements can be successfully employed. In the event of the insolvency of the counterparty to a reverse repurchase agreement, recovery of the securities or other assets sold by the Fund may be delayed. The counterparty’s insolvency may result in a loss equal to the amount by which the value of the securities or other assets sold by the Fund exceeds the repurchase price payable by the Fund; if the value of the purchased securities or other assets increases during such a delay, that loss may also be increased. When the Fund enters into a reverse repurchase agreement, any fluctuations in the market value of either the instruments transferred to another party or the instruments in which the proceeds may be invested would affect the market value of the Fund’s assets. As a result, such transactions may increase fluctuations in the net asset value of the Fund’s Common Shares. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. Such agreements will be treated as subject to investment restrictions regarding “borrowings.” If the Fund reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the Fund’s cash available for distribution.

Interest Rate Transactions

     In connection with the Fund’s use of Financial Leverage, the Fund may enter into interest rate swap or cap transactions. Interest rate swaps involve the Fund’s agreement with the swap counterparty to pay a fixed-rate payment in exchange for the counterparty’s paying the Fund a variable rate payment that is intended to approximate all or a portion of the Fund’s variable-rate payment obligation on the Fund’s Financial Leverage. The payment obligation would be based on the notional amount of the swap, which will not exceed the amount of the Fund’s Financial Leverage.

     The Fund may use an interest rate cap, which would require it to pay a premium to the cap counterparty and would entitle it, to the extent that a specified variable-rate index exceeds a predetermined fixed rate, to receive payment from the counterparty of the difference based on the notional amount. The Fund would use interest rate swaps or caps only with the intent to reduce or eliminate the risk that an increase in short-term interest rates could have on Common Share net earnings as a result of Financial Leverage.

     The Fund will usually enter into swaps or caps on a net basis; that is, the two payment streams will be netted out in a cash settlement on the payment date or dates specified in the instrument, with the Fund’s receiving or paying, as the case may be, only the net amount of the two payments.

     The use of interest rate swaps and caps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on the state of interest rates in general, the Fund’s use of interest rate instruments could enhance or harm the overall performance of the Common Shares. To the extent there is a decline in interest rates, the net amount receivable by the Fund under the interest rate swap or cap could decline and could thus result in a decline in the net asset value of the Common Shares. In addition, if short-term interest rates are lower than the Fund’s fixed rate of payment on the interest rate swap, the swap will reduce Common Share net earnings if the Fund must make net payments to the counterparty. If, on the other hand, short-term interest rates are higher than the fixed rate of payment on the interest rate swap, the swap will enhance Common Share net earnings if the Fund receives net payments from the counterparty. Buying interest rate caps could enhance the performance of the Common Shares by limiting the Fund’s maximum leverage expense.

     Buying interest rate caps could also decrease the net earnings of the Common Shares if the premium paid by the Fund to the counterparty exceeds the additional cost of the Financial Leverage that the Fund would have been required to pay had it not entered into the cap agreement.

     Interest rate swaps and caps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Fund is contractually obligated to make. If the counterparty defaults, the Fund would not be able to use the anticipated net receipts under the swap or cap to offset the costs of the Financial Leverage. The Fund will be subject to credit risk with respect to the counterparties to interest rate transactions entered into by the Fund. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract, the Fund may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceedings. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. Depending on whether the Fund would be entitled to receive net payments from the counterparty on the swap or cap, which in turn would depend on the general state of short-term interest rates at that point in time, such default by a counterparty could negatively impact the performance of the Common Shares.

     Although this will not guarantee that the counterparty does not default, the Fund will not enter into an interest rate swap or cap transaction with any counterparty that the Sub-Adviser believes does not have the financial resources to honor its obligation under the interest rate swap or cap transaction. Further, the Sub-Adviser will regularly monitor the financial stability of a counterparty to an interest rate swap or cap transaction in an effort to seek to proactively protect the Fund’s investments.

     In addition, at the time the interest rate swap or cap transaction reaches its scheduled termination date, there is a risk that the Fund will not be able to obtain a replacement transaction or that the terms of the replacement will not be as favorable as on the expiring transaction. If this occurs, it could have a negative impact on the performance of the Common Shares.

     The Fund may choose or be required to prepay Indebtedness. Such a prepayment would likely result in the Fund’s seeking to terminate early all or a portion of any swap or cap transaction. Such early termination of a swap could result in a termination payment by or to the Fund. An early termination of a cap could result in a termination payment to the Fund. There may also be penalties associated with early termination.

Portfolio Turnover

     The Fund will buy and sell securities to seek to accomplish its investment objective. Portfolio turnover generally involves some expense to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. The portfolio turnover rate is computed by dividing the lesser of the amount of the securities purchased or securities sold by the average monthly value of securities owned during the year (excluding securities whose maturities at acquisition were one year or less). The Fund’s portfolio turnover rate may vary greatly from year to year. Higher portfolio turnover may decrease the after-tax return to individual investors in the Fund to the extent it results in a decrease of the long-term capital gains portion of distributions to shareholders. For the fiscal years ended May 31, 2023 and May 31, 2022, the Fund’s portfolio turnover rate was 26% and 47%, respectively.

Investment Restrictions

     The Fund has adopted certain other investment limitations designed to limit investment risk. These limitations are fundamental and may not be changed without the approval of the holders of a majority of the outstanding Common Shares, as defined in the 1940 Act (and preferred shares, if any, voting together as a single class). See “Investment Restrictions” in the SAI for a complete list of the fundamental investment policies of the Fund.

USE OF LEVERAGE

     The Fund may employ leverage through, among other things: (i) the issuance of preferred shares, (ii) borrowing or the issuance of commercial paper or other forms of debt, (iii) reverse repurchase agreements, dollar rolls or similar transactions or (iv) a combination of the foregoing (collectively “Financial Leverage”). The Fund may utilize Financial Leverage up to the limits imposed by the 1940 Act; however, the aggregate amount of Financial Leverage is not currently expected to exceed 331/3% of the Fund’s Managed Assets after such issuance and/or borrowing. So long as the net rate of return on the Fund’s investments purchased with the proceeds of Financial Leverage exceeds the cost of such Financial Leverage, such excess amounts will be available to pay higher distributions to holders of the Fund’s Common Shares. There can be no assurance that a leveraging strategy will be implemented or that it will be successful during any period during which it is employed.

     Under the 1940 Act, the Fund may not utilize indebtedness if, immediately after incurring such indebtedness, the Fund would have asset coverage (as defined in the 1940 Act) of less than 300% (i.e., for every dollar of indebtedness outstanding, the Fund is required to have at least three dollars of assets). Under the 1940 Act, the Fund may not issue preferred shares if, immediately after issuance, the Fund would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of indebtedness plus preferred shares outstanding, the Fund is required to have at least two dollars of assets). The Fund may also borrow in excess of such limit for temporary purposes such as the settlement of transactions.

     The Fund currently employs leverage through a committed facility provided to the Fund by BNP Paribas. As of November 30, 2023 (unaudited), outstanding Borrowings under the Fund’s committed facility agreement were approximately $49 million, representing approximately 3% of the Fund’s Managed Assets as of such date, and there was approximately $409 million in reverse repurchase agreements outstanding, representing approximately 20% of the Fund’s Managed Assets as of such date. As of November 30, 2023 (unaudited), the Fund’s total Financial Leverage represented approximately 23% of the Fund’s Managed Assets. Although leverage may create an opportunity for increased return for shareholders, it also results in additional risks and can magnify the effect of any losses. There is no assurance that the strategy will be successful. Leverage may cause greater changes in the Fund’s NAV and returns than if leverage had not been used.

     The Fund’s total Financial Leverage and leveraged transactions may vary significantly over time based on the Sub-Adviser’s assessment of market and economic conditions, available investment opportunities and cost of leverage, among other factors. The Fund has at times used greater levels of leverage than on November 30, 2023, and may in the future increase leverage up to the parameters set forth herein.

     Investments in Investment Funds frequently expose the Fund to an additional layer of Financial Leverage and, thus, increase the Fund’s exposure to leverage risk. See the section of the Fund’s most recent annual report on Form N-CSR entitled “Principal Risks of the Fund—Financial Leverage and Leveraged Transactions Risk,” which is incorporated by reference herein, for additional discussion of associated risks.

Borrowing

     The Fund is authorized to borrow or issue debt securities for financial leveraging purposes and for temporary purposes such as the settlement of transactions. The Fund may utilize indebtedness to the maximum extent permitted under the 1940 Act. Under the 1940 Act, the Fund generally is not permitted to issue commercial paper or notes or engage in other Borrowings, other than temporary borrowings as defined under the 1940 Act, unless, immediately after the Borrowing, the Fund would have asset coverage (as defined in the 1940 Act) of less than 300%, as measured at the time of borrowing and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness. In addition, other than with respect to privately arranged Borrowings, the Fund generally is not permitted to declare any cash dividend or other distribution on any class of the Fund’s capital stock, including the Common Shares, or purchase any such capital stock, unless, at the time of such declaration, the Fund would have asset coverage (as described above) of at least 300% after deducting the amount of such dividend or other distribution. If the Fund borrows, the Fund intends, to the extent possible, to prepay all or a portion of the principal amount of any outstanding commercial paper, notes or other Borrowings to the extent necessary to maintain the required asset coverage.

     The terms of any such Borrowings may require the Fund to pay a fee to maintain a line of credit, such as a commitment fee, or to maintain minimum average balances with a lender. Any such requirements would increase the cost of such Borrowings over the stated interest rate. Such lenders would have the right to receive interest on and repayment of principal of any such Borrowings, which right will be senior to those of the Common Shareholders. Any such Borrowings may contain provisions limiting certain activities of the Fund, including the payment of dividends to Common Shareholders in certain circumstances. Any Borrowings will likely be ranked senior or equal to all other existing and future Borrowings of the Fund.

     Certain types of Borrowings subject the Fund to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Certain Borrowings issued by the Fund also may subject the Fund to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for such Borrowings. Such guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Sub-Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.

     The 1940 Act grants to the holders of senior securities representing indebtedness issued by the Fund, other than with respect to privately arranged Borrowings, certain voting rights in the event of default in the payment of interest on or repayment of principal. Failure to maintain certain asset coverage requirements under the 1940 Act could result in an event of default and entitle the debt holders to elect a majority of the Board.

     The Fund’s Borrowings under the committed facility provided to the Fund by BNP Paribas are collateralized by portfolio assets which are maintained by the Fund in a separate account with the Fund’s custodian for the benefit of the lender, which collateral exceeds the amount borrowed. Securities deposited in the collateral account may, subject to certain conditions, be rehypothecated by the lender up to the amount of the loan balance outstanding and subject to the terms and conditions of the facility agreements. The Fund continues to receive dividends and interest on rehypothecated securities. The Fund also has the right to recall rehypothecated securities on demand and such securities shall be returned to the collateral account within the ordinary settlement cycle. In the event a recalled security is not returned by the lender, the loan balance outstanding will be reduced by the amount of the recalled security failed to be returned. The Fund receives a portion of the fees earned by BNP Paribas in connection with the rehypothecation of portfolio securities. Rehypothecation of the Fund’s pledged portfolio securities entails risks, including the risk that the lender will be unable or unwilling to return rehypothecated securities which could result in, among other things, the Fund’s inability to find suitable investments to replace the unreturned securities, thereby impairing the Fund’s ability to achieve its investment objective. In the event of a default by the Fund under the committed facility, the lender has the right to sell such collateral assets to satisfy the Fund’s obligation to the lender. The amounts drawn under the committed facility may vary over time and such amounts will be reported in the Fund’s audited and unaudited financial statements contained in the Fund’s annual and semi-annual reports to shareholders. The committed facility agreement includes usual and customary covenants. These covenants impose on the Fund asset coverage requirements, collateral requirements, investment strategy requirements, and certain financial obligations. These covenants place limits or restrictions on the Fund’s ability to (i) enter into additional indebtedness with a party other than BNP Paribas, (ii) change its fundamental investment policy, or (iii) pledge to any other party, other than to the counterparty, securities owned or held by the Fund over which the counterparty has a lien. In addition, the Fund is required to deliver financial information to the counterparty within established deadlines, maintain an asset coverage ratio (as defined in Section 18(g) of the 1940 Act) greater than 300%, comply with the rules of the stock exchange on which its shares are listed, and maintain its classification as a “closed-end management investment company” as defined in the 1940 Act.

     In addition, the Fund may engage in certain derivatives transactions that have economic characteristics similar to leverage. Subject to Rule 18f-4, the Fund’s obligations under such transactions will not be considered indebtedness for purposes of the 1940 Act and will not be included in calculating the aggregate amount of the Fund’s Financial Leverage, but the Fund’s use of such transactions may be limited by the applicable requirements of the SEC.

Reverse Repurchase Agreements and Dollar Roll Transactions

     The Fund may enter into reverse repurchase agreements as part of its Financial Leverage strategy. Under a reverse repurchase agreement, the Fund temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Fund agrees to repurchase the instrument at an agreed upon time and price, which reflects an interest payment. Such agreements have the economic effect of borrowings. The Fund may enter into reverse repurchase agreements when the Sub-Adviser believes it is able to invest the cash acquired at a rate higher than the cost of the agreement, which would increase earned income.

     Borrowings may be made by the Fund through dollar roll transactions. A dollar roll transaction involves a sale by the Fund of a mortgage-backed or other fixed-income security concurrently with an agreement by the Fund to repurchase a similar security at a later date at an agreed-upon price. The securities that are repurchased will bear the same interest rate and stated maturity as those sold, but pools of mortgages collateralizing those securities may have different prepayment histories than those sold. During the period between the sale and repurchase, the Fund will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in additional instruments for the Fund, and the income from these investments will generate income for the Fund. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what the performance would have been without the use of dollar rolls.

     With respect to any reverse repurchase agreement, dollar roll or similar transaction, the Fund’s Managed Assets shall include any proceeds from the sale of an asset of the Fund to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date.

     Under the 1940 Act and regulations thereunder, when the Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Fund’s asset coverage ratio or treat all such transactions as derivatives transactions.

Preferred Shares

     The Fund’s Governing Documents provide that the Board may authorize and issue Preferred Shares with rights as determined by the Board, by action of the Board without prior approval of the holders of the Common Shares. Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued. Any such Preferred Share offering would be subject to the limits imposed by the 1940 Act. Although the Fund has no present intention to issue Preferred Shares, it may in the future utilize Preferred Shares to the maximum extent permitted by the 1940 Act. Under the 1940 Act, the Fund may not issue Preferred Shares if, immediately after issuance, the Fund would have asset coverage (as defined in the 1940 Act) of less than 200%, calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock. In addition, the Fund generally is not permitted to declare any cash dividend or other distribution on the Fund’s Common Shares, or purchase any such Common Shares, unless, at the time of such declaration, the Fund would have asset coverage (as described above) of at least 200% after deducting the amount of such dividend or other distribution. The 1940 Act grants to the holders of senior securities representing stock issued by the Fund certain voting rights. Failure to maintain certain asset coverage requirements under the 1940 Act could entitle the holders of Preferred Shares to elect a majority of the Board.

Effects of Financial Leverage

     Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Effects of Leverage,” which is incorporated by reference herein, for a discussion of the effects of leverage.

RISKS

     Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Principal Risks of the Fund,” which is incorporated by reference herein, for a discussion of the risks associated with an investment in the Fund, in addition to the following.

Market Discount Risk

     The net asset value and market price of the Common Shares will fluctuate, sometimes independently, based on market and other factors affecting the Fund and its investments. The market price of the Common Shares will either be above (premium) or below (discount) their net asset value. Although the net asset value of Common Shares is often considered in determining whether to purchase or sell shares, whether investors will realize gains or losses upon the sale of Common Shares will depend upon whether the market price of Common Shares at the time of sale is above or below the investor’s purchase price, taking into account transaction costs for the Common Shares, and is not directly dependent upon the Fund’s net asset value. Market price movements of Common Shares are thus material to investors and may result in losses, even when net asset value has increased.

     The Fund cannot predict whether the Common Shares will trade at a premium or discount to net asset value and the market price for the Common Shares will change based on a variety of factors. If the Common Shares are trading at a premium to net asset value at the time you purchase Common Shares, the net asset value per share of the Common Shares purchased will be less than the purchase price paid. Shares of closed-end investment companies frequently trade at a discount from their net asset value, but in some cases have traded above net asset value. The risk of the Common Shares trading at a discount is a risk separate and distinct from the risk of a decline in the Fund’s net asset value as a result of the Fund’s investment activities.

     Because the market price of the Common Shares will be determined by factors such as net asset value, dividend and distribution levels (which are dependent, in part, on expenses), supply of and demand for Common Shares, stability of dividends or distributions, trading volume of Common Shares, general market and economic conditions and other factors beyond the Fund’s control, the Fund cannot predict whether the Common Shares will trade at, below or above net asset value, or at, below or above the public offering price for the Common Shares.

     The Fund’s net asset value would be reduced following an offering of the Common Shares due to the costs of such offering, to the extent those costs are borne by the Fund. The sale of Common Shares by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may put downward pressure on the market price for Common Shares. The Fund may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then-current net asset value, subject to certain conditions, and such sales of Common Shares at price below net asset value, if any, may increase downward pressure on the market price for Common Shares. These sales, if any, also might make it more difficult for the Fund to sell additional Common Shares in the future at a time and price it deems appropriate.

     The Fund is designed for long-term investors and investors in Common Shares should not view the Fund as a vehicle for trading purposes.

MANAGEMENT OF THE FUND

Trustees and Officers

     The Board of Trustees is broadly responsible for the management of the Fund, including general supervision of the duties performed by the Investment Adviser and the Sub-Adviser. The names and business addresses of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

Adviser

     Investment Adviser. Guggenheim Funds Investment Advisors, LLC acts as the Fund’s Investment Adviser pursuant to the Advisory Agreement (as defined below). The Investment Adviser is a registered investment adviser and acts as investment adviser to a number of closed-end and open-end management investment companies. The Investment Adviser is a Delaware limited liability company, with its principal offices located at 227 West Monroe Street, Chicago, Illinois 60606. The Investment Adviser is responsible for the management of the Fund. The Investment Adviser furnishes office facilities and equipment and clerical, bookkeeping and administrative services on behalf of the Fund and oversees the activities of the Fund’s Sub-Adviser. The Investment Adviser provides all services through the medium of any directors, officers or employees of the Investment Adviser or its affiliates as the Investment Adviser deems appropriate in order to fulfill its obligations. The Investment Adviser pays the compensation of all officers and Trustees of the Fund who are its affiliates.

     Sub-Adviser. Guggenheim Partners Investment Management, LLC acts as the Fund’s Sub-Adviser pursuant to the Sub-Advisory Agreement (as defined below). The Sub-Adviser is a Delaware limited liability company, with its principal offices located at 100 Wilshire Boulevard, Santa Monica, California 90401. The Sub-Adviser, under the oversight and supervision of the Board of Trustees and the Investment Adviser, manages the investment of the assets of the Fund in accordance with its investment policies, places orders to purchase and sell securities on behalf of the Fund, and, at the request of the Investment Adviser, consults with the Investment Adviser as to the overall management of the assets of the Fund and its investment policies and practices.

     Each of the Investment Adviser and the Sub-Adviser is a wholly-owned subsidiary of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a diversified financial services firm with wealth management, capital markets, investment management and proprietary investing businesses, whose clients are a mix of individuals, family offices, endowments, investment funds, foundations, insurance companies and other institutions that have entrusted Guggenheim Partners with the supervision of approximately $310 billion of assets as of December 31, 2023. Guggenheim Partners is headquartered in Chicago and New York with a global network of offices throughout the United States, Europe, and Asia.

     “Guggenheim Investments” refers to the global asset management and investment advisory division of Guggenheim Partners and includes the Investment Adviser, the Sub-Adviser and other affiliated investment management businesses of Guggenheim Partners.

Investment Advisory Agreement and Sub-Advisory Agreement

     Pursuant to an investment advisory agreement between the Fund and the Investment Adviser (the “Advisory Agreement”), the Fund pays the Investment Adviser a fee, payable monthly in arrears at an annual rate equal to 1.00% of the Fund’s average daily Managed Assets (from which the Investment Adviser pays the Sub-Adviser’s fees), as described below.

     Pursuant to an investment sub-advisory agreement among the Fund, the Investment Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”), the Investment Adviser pays the Sub-Adviser a fee, payable monthly in arrears at an annual rate equal to 0.50% of the Fund’s average daily Managed Assets, less 0.50% of the Fund’s average daily assets attributable to any investments by the Fund in Affiliated Investment Funds.

     A discussion regarding the basis for the most recent approval of the Advisory Agreement and the Sub-Advisory Agreement by the Board of Trustees is available in the Fund’s annual report to shareholders for the period ending May 31, 2023.

Portfolio Management

     The Sub-Adviser’s investment process is a collaborative effort between various groups including: (i) economic research, which focus on key economic themes and trends, regional and country-specific analysis, and assessments of event-risk and policy impacts on asset prices, (ii) the Portfolio Construction Group, which utilizes proprietary portfolio construction and risk modeling tools to determine allocation of assets among a variety of sectors, (iii) its Sector Specialists, who are responsible for identifying investment opportunities in particular securities within these sectors, including the structuring of certain securities directly with the issuers or with investment banks and dealers involved in the origination of such securities, and (iv) portfolio managers, who determine which securities best fit the Fund based on the Fund’s investment objective and top-down sector allocations.

     The Sub-Adviser’s personnel primarily responsible for the day-to-day management of the Fund’s portfolio are:

     Anne B. Walsh, Managing Partner, Chief Investment Officer and Portfolio Manager of Guggenheim Investments. Ms. Walsh joined Guggenheim Investments (or its affiliate or predecessor) in 2007. Ms. Walsh provides the vision guiding the firm’s investment strategies and leads the investment process to include the macroeconomic outlook, portfolio design, sector allocation, and risk management. She also chairs the Environmental, Social, and Governance (ESG) Oversight Committee and the Alternatives Investment Committee. Ms. Walsh, whose career in financial services spans nearly four decades, is highly regarded for her active fixed-income, alternatives, and insurance portfolio management expertise in addition to deep background in credit and liability managed investment. Ms. Walsh holds a BSBA and MBA from Auburn University, and a JD from the University of Miami School of Law. She has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.

     Steven H. Brown, CFA, Chief Investment Officer, Fixed Income, and Senior Managing Director and Portfolio Manager of Guggenheim Investments. Mr. Brown joined Guggenheim Investments (or its affiliate or predecessor) in 2010. Mr. Brown works with the Chief Investment Officer and other members of the Portfolio Management team, as well as the Macroeconomic and Investment Research Group, Sector teams, and the Portfolio Construction Group, to develop and execute portfolio strategy to meet individual clients’ objectives. Mr. Brown was initially assigned to Guggenheim’s asset-backed securities group in 2010 before joining the Portfolio Management team in 2012. Prior to joining the firm, Mr. Brown held roles within structured products at ABN AMRO and Bank of America in Chicago and London. Mr. Brown earned a Bachelor of Science in Finance from Indiana University’s Kelley School of Business. He has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.

     Adam J. Bloch, Managing Director and Portfolio Manager of Guggenheim Investments. Mr. Bloch joined Guggenheim Investments in 2012 and is a Portfolio Manager for the firm's Active Fixed Income and Total Return mandates. Mr. Bloch works with the Chief Investment Officers and other Portfolio Managers to develop portfolio strategy that is in line with the firm’s views. He oversees strategy implementation, working with research analysts and traders to generate trade ideas, hedge portfolios, and manage day-to-day risk. Prior to joining Guggenheim Investments, he worked in Leveraged Finance at Bank of America Merrill Lynch in New York where he structured high-yield bonds and leveraged loans for leveraged buyouts, restructurings, and corporate refinancings across multiple industries. Mr. Bloch graduated with a Bachelor’s degree from the University of Pennsylvania.

     Evan L. Serdensky, Managing Director and Portfolio Manager of Guggenheim Investments. Mr. Serdensky joined Guggenheim in 2018 and is a Portfolio Manager for Guggenheim’s Active Fixed Income and Total Return mandates. Previously, Mr. Serdensky was a Trader on the Investment Grade Corporate team at Guggenheim Investments, where he was responsible for identifying and executing investment opportunities across corporate securities. Prior to joining Guggenheim Investments, Mr. Serdensky was a Vice President and Portfolio Manager at BlackRock, responsible for actively managing High Yield and Multi-Sector Credit portfolios. Mr. Serdensky started his career at PIMCO supporting Total Return and Alternative strategies. Mr. Serdensky completed his B.S. in Finance from the University of Maryland and earned his M.S. in Finance from the Washington University in St. Louis.

     The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Fund.

NET ASSET VALUE

     The net asset value of the Common Shares is calculated by subtracting the Fund’s total liabilities (including from Borrowings) and the liquidation preference of any outstanding Preferred Shares from total assets (the market value of the securities the Fund holds plus cash and other assets). The per share net asset value is calculated by dividing its net asset value by the number of Common Shares outstanding and rounding the result to the nearest full cent. The Fund generally calculates its net asset value once each day on which there is a regular trading session on the NYSE as of the scheduled close of normal trading on the “NYSE” (normally 4:00 p.m., Eastern time). The NYSE is open Monday through Friday, except on observation of the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE has an earlier closing time (scheduled or unscheduled), such as on days in advance of holidays generally observed by the NYSE, the Fund may calculate its net asset value as of the earlier closing time or calculate its net asset value as of the normally scheduled close of regular trading on the NYSE for that day, so long as the Investment Adviser, with the assistance of the Sub-Adviser, believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Fund generally does not calculate its net asset value on any day that the NYSE is not open for business. However, if the NYSE is closed for any other reason on a day it would normally be open for business, the Fund may calculate its net asset value as of the normally scheduled close of regular trading on the NYSE for that day, so long as the Investment Adviser, with the assistance of the Sub-Adviser, believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Fund discloses its net asset value on a daily basis. Information that becomes known to the Fund or its agent after the Fund’s net asset value has been calculated on a particular day will not be used to retroactively adjust the price of a security or the Fund’s previously determined net asset value.

     The Board of Trustees adopted policies and procedures for the valuation of the Fund’s investments (the “Fund Valuation Procedures”). Pursuant to Rule 2a-5 under the 1940 Act, the Board designated the Investment Adviser as the valuation designee to perform fair valuation determinations for the Fund with respect to all Fund investments and/or other assets. As the Fund’s valuation designee pursuant to Rule 2a-5, the Investment Adviser has adopted separate procedures (the “Valuation Designee Procedures” and collectively with the Fund Valuation Procedures, the “Valuation Procedures”) reasonably designed to prevent violations of the requirements of Rule 2a-5 and Rule 31a-4 under the 1940 Act. The Investment Adviser, in its role as valuation designee, utilizes the assistance of a valuation committee, consisting of representatives from Guggenheim’s investment management, fund administration, legal and compliance departments (the “Valuation Committee”), in determining fair value of the Fund’s securities and/or other assets. The Valuation Procedures permit the Fund to use a variety of valuation methodologies in connection with valuing the Fund’s investments. The methodology used for a specific type of investment may vary based on available market data or other relevant considerations. As a general matter, valuing securities and assets accurately is difficult and can be based on inputs and assumptions, which may not always be accurate. The Valuation Procedures may be amended and potentially adversely affected as the Fund seeks to comply with regulations that apply to the valuation practices of registered investment companies.

     In general, portfolio securities and assets of the Fund will be valued on the basis of readily available market quotations at their current market value. With respect to portfolio securities and assets of the Fund for which market quotations are not readily available, or deemed unreliable by the Investment Adviser, the Fund will fair value those securities and assets in good faith in accordance with the Valuation Procedures. Valuations in accordance with these methods are intended to reflect each security’s (or asset’s or liability’s) “fair value.” Fair value represents a good faith approximation of the value of a security. Fair value determinations may be based on limited inputs and involve the consideration of a number of subjective factors, an analysis of applicable facts and circumstances, and the exercise of judgment. Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. Examples of such factors may include, but are not limited to market prices; sale prices; broker quotes; and models which derive prices based on inputs such as prices of securities with comparable maturities and characteristics, or based on inputs such as anticipated cash flows or collateral, spread over U.S. Treasury securities, and other information analysis. As a result, it is possible that the fair value for a security determined in good faith in accordance with the Valuation Procedures may differ from valuations for the same security determined by other funds using their own valuation procedures. Although the Valuation Procedures are designed to value a portfolio security or asset at the price the Fund may reasonably expect to receive upon its sale in an orderly transaction, there can be no assurance that any fair value determination thereunder would, in fact, approximate the amount that the Fund could reasonably expect to receive upon the sale of the portfolio security or asset.

     Equity securities listed or traded on a recognized U.S. securities exchange or the Nasdaq Stock Market (“NASDAQ”) are generally valued on the basis of the last sale price on the primary U.S. exchange or market on which the security is listed or traded; provided, however, that securities listed on NASDAQ will be valued at the NASDAQ official closing price, which may not necessarily represent the last sale price.

     Open-end investment companies are valued at their NAV as of the close of business, on the valuation date. Exchange-traded funds and closed-end investment companies are generally valued at the last quoted sale price.

     Exchange-traded options and other exchange-traded derivative contracts are valued at the mean of the bid and ask prices on the principal exchange on which they are traded.

     Commercial paper and discount notes with a maturity of greater than 60 days at acquisition are valued at prices that are obtained from independent third party pricing services, which may consider the trade activity, treasury spreads, yields or prices of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. Commercial paper and discount notes with a maturity of 60 days or less at acquisition are valued at amortized cost, unless the Investment Adviser concludes that amortized cost does not represent the fair value of the applicable asset in which case it will be valued using an independent third party pricing service.

     U.S. Government securities are valued by independent third party pricing services, using the last traded fill price, or at the reported bid price at the close of business.

     Typically, loans are valued using information provided by independent third party pricing services that uses broker quotes, among other inputs. If the independent third party pricing service cannot or does not provide a valuation for a particular loan, or is deemed unreliable by the Investment Adviser, such investment is valued based on a quote from a broker-dealer or is fair valued by the Investment Adviser.

     Repurchase agreements are generally valued at amortized cost, provided such amounts approximate market value.

     Exchange-traded options are valued at the mean of the bid and ask prices on the principal exchange on which they are traded. Over-the-counter (“OTC”) options and options on swaps (“swaptions”) are valued using a price provided by a pricing service provider.

     The value of futures contracts are valued on the basis of the last sale price at the 4:00 p.m. price on the valuation date. In the event that the exchange for a specific futures contract closes earlier than 4:00 p.m., the futures contract is valued at the official settlement price of the exchange. However, the underlying securities from which the futures contract value is derived are monitored until 4:00 p.m. to determine if fair valuation would provide a more accurate valuation.

     The value of interest rate swap agreements entered into by the Fund are valued on the basis of the last sale price on the primary exchange on which the swap is traded. The value of other swap agreements entered into by the Fund are generally valued using an evaluated price provided by an independent third party pricing service.

     Forward foreign currency exchange contracts are valued daily based on the applicable exchange rate of the underlying currency.

     Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of the NYSE. The values of foreign securities are determined as of the close of such foreign markets or the close of the NYSE, if earlier. All investments quoted in foreign currencies are valued in U.S. dollars on the basis of the foreign currency exchange rates prevailing at the close of U.S. business at 4:00 p.m E.T. Investments in foreign securities may involve risks not present in domestic investments. The Investment Adviser will determine the current value of such foreign securities by taking into consideration certain factors which may include those discussed above, as well as the following factors, among others: the value of the securities traded on other foreign markets, American Depository Receipt trading, closed-end fund trading, foreign currency exchange activity, and the trading prices of financial products that are tied to foreign securities. In addition, under the Valuation Procedures, the Investment Adviser is authorized to use prices and other information supplied by a third-party pricing vendor in valuing foreign securities.

     The Fund may also fair value securities and other assets when a significant event is deemed to have occurred after the time of a market quotation including for securities and assets traded on foreign markets and securities and assets for which market quotations are provided by independent third party pricing services as of a time that is prior to the time when the Fund determine their NAV. There can be no assurance in each case that significant events will be identified.

     Valuations of the Fund’s securities and other assets are supplied primarily by independent third party pricing services pursuant to the processes set forth in the Valuation Designee Procedures. Valuations provided by the independent third party pricing services are generally based on methods designed to approximate the amount that the Fund could reasonably expect to receive upon the sale of the portfolio security or asset. When providing valuations to the Fund, independent third party pricing services use various inputs, methods, models and assumptions, which may include information provided by broker-dealers and other market makers. Independent third party pricing services face the same challenges as the Fund in valuing securities and assets and may rely on limited available information. If the independent third party pricing service cannot or does not provide a valuation for a particular investment, or such valuation is deemed unreliable, such investment is fair valued by the Investment Adviser. The Fund may also use third party service providers to model certain securities to determine fair market value. While the Fund’s use of fair valuation is intended to result in calculation of NAV that fairly reflects values of the Fund’s portfolio securities as of the time of pricing, the Fund cannot guarantee that any fair valuation will, in fact, approximate the amount the Fund would actually realize upon the sale of the securities in question.

     Quotes from broker-dealers (i.e., prices provided by a broker-dealer or other market participant, which may or may not be committed to trade at that price), adjusted for fluctuations in criteria such as credit spreads and interest rates, may also be used to value the Fund’s securities and assets. Quotes from broker-dealers and vendor prices based on broker quotes can vary in terms of depth (e.g., provided by a single broker-dealer) and frequency (e.g., provided on a daily, weekly, or monthly basis, or any other regular or irregular interval). Although quotes from broker-dealers and vendor prices based on broker quotes are typically received from established market participants, the Fund may not have the transparency to view the underlying inputs which support such quotes. Significant changes in a quote from a broker-dealer would generally result in significant changes in the fair value of the security.

     Proportions of the Fund’s investments that are fair valued vary from time to time and the Fund may fair value a significant amount of its portfolio securities and other assets. The Fund’s shareholder reports contain more information about the Fund’s holdings that are fair valued. Investors should consult these reports for additional information.

DISTRIBUTIONS

     The Fund intends to pay substantially all of its net investment income, if any, to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on Common Shares will generally consist of (i) investment company taxable income taxed as ordinary income, which includes, among other things, dividend and interest income accrued on portfolio assets, short-term capital gain and income from certain hedging and interest rate transactions, (ii) qualified dividend income, (iii) long-term capital gain and (iv) return of capital. To the extent the Fund receives dividends with respect to its investments in Common Equity Securities that consist of qualified dividend income (income from domestic and certain foreign corporations), a portion of the Fund’s distributions to its Common Shareholders may consist of qualified dividend income. Qualified dividend income and long-term capital gains of certain non-corporate U.S. Common Shareholders (including individuals) will be taxable at reduced maximum rates. The Fund cannot assure you, however, as to what percentage of the dividends paid on Common Shares, if any, will consist of qualified dividend income or long-term capital gains.

     Pursuant to the requirements of the 1940 Act, in the event the Fund makes distributions from sources other than income, a notice will accompany each monthly distribution with respect to the estimated source of the distribution made. Such notices will describe the portion, if any, of the monthly dividend which, in the Fund’s good faith judgment, constitutes long-term capital gain, short-term capital gain, investment company taxable income or a return of capital. The actual character of such dividend distributions for U.S. federal income tax purposes, however, will only be determined finally by the Fund at the close of its fiscal year, based on the Fund’s full year performance and its actual net investment company taxable income and net capital gains for the year, which may result in a recharacterization of amounts distributed during such fiscal year from the characterization in the monthly estimates.

     The Fund’s distributions may be greater than the Fund’s net investment income or profit. As a result, all or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Fund.

     If the Fund’s total distributions in any year exceed the amount of its investment company taxable income and net capital gain for the year, any such excess would generally be characterized as a return of capital for U.S. federal income tax purposes, to the extent such amounts exceed the Fund’s current and accumulated earning and profits. For example, because of the nature of the Fund’s investments, the Fund may distribute net short-term capital gains early in the calendar year, but incur net short-term capital losses later in the year, thereby offsetting the short-term net capital gains for which distributions have already been made by the Fund. In such a situation, the amount by which the Fund’s total distributions exceed the Fund’s current and accumulated earning and profits would generally be treated as a tax-free return of capital up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis, with any amounts exceeding such basis treated as a gain from the sale of their Common Shares. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net investment income or profits when they are not. Common Shareholders should not assume that the source of a distribution from the Fund is net investment income or profit.

     The Fund expects that over time it will distribute all of its investment company taxable income. The investment company taxable income of the Fund will consist of all dividend and interest income accrued on portfolio assets, short-term capital gain and income from certain hedging and interest rate transactions, less all expenses of the Fund. Expenses of the Fund will be accrued each day.

     To permit the Fund to maintain more stable monthly distributions, the Fund may distribute more or less than the entire amount of the net investment income earned in a particular period. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net investment income actually earned by the Fund during the period, and, to pay distributions, the Fund may have to use net proceeds of an offering or sell a portion of its investment portfolio to make a distribution at a time when independent investment judgment might not dictate such action. Any undistributed net investment income may be available to supplement future distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value. In certain circumstances, the Fund may elect to retain income or capital gain and pay income or excise tax on such undistributed amount. During the Fund’s fiscal year ended May 31, 2023, the Fund paid excise tax of $0. See “U.S. Federal Income Tax Considerations.”

     The Fund’s distribution rate is not constant and the amount of distributions, when declared by the Board of Trustees, is subject to change. There is no guarantee of any future distribution or that the current returns and distribution rates will be maintained. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.

     If you hold your Common Shares in your own name or if you hold your Common Shares with a brokerage firm that participates in the Fund’s Dividend Reinvestment Plan (the “Plan”), unless you elect to receive cash, all dividends and distributions that are declared by the Fund will be automatically reinvested in additional Common Shares of the Fund pursuant to the Plan. If you hold your Common Shares with a brokerage firm that does not participate in the Plan, you will not be able to participate in the Plan and any dividend reinvestment may be effected on different terms than those described below. Consult your financial adviser for more information. See “Dividend Reinvestment Plan.”

DIVIDEND REINVESTMENT PLAN

     Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Dividend Reinvestment Plan,” which is incorporated by reference herein, for a discussion of the Fund’s dividend reinvestment plan.

DESCRIPTION OF CAPITAL STRUCTURE

The Fund is an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated as of November 13, 2006, as amended, and pursuant to an Amended and Restated Agreement and Declaration of Trust, dated as of February 29, 2024, as amended and/or restated from time to time (the “Declaration of Trust”). The following is a brief description of the terms of the Common Shares, Borrowings and Preferred Shares which may be issued by the Fund. This description does not purport to be complete and is qualified by reference to the Fund’s Governing Documents.

Common Shares

     The Fund is an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated as of November 13, 2006, as amended. Pursuant to the Declaration of Trust, the Fund is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share. Each Common Share has one vote (fractional Common Shares are entitled to a vote of such fraction) and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable, except that the Board of Trustees shall have the power, as frequently as the Board of Trustees may determine, to cause shareholders to pay certain expenses of the Fund by setting off charges due from shareholders from declared but unpaid dividends or distributions owed the shareholders and/or by reducing the number of Common Shares owned by each respective shareholder. All Common Shares are equal as to dividends, assets and voting privileges and shall not entitle the holders to preference, preemptive, appraisal, conversion or exchange rights, except as otherwise required by law or permitted by the Declaration of Trust.

     Under Delaware law applicable to the Fund as of August 1, 2022, if a shareholder acquires direct or indirect ownership or power to direct the voting of shares of the Fund in an amount that equals or exceeds certain percentage thresholds specified under Delaware law (beginning at 10% or more of shares of the Fund), the shareholder’s ability to vote certain of these shares may be limited.

     The Fund will send annual and semi-annual reports, including financial statements, to all Common Shareholders, as required by applicable law or regulation.

     Any additional offerings of Common Shares will require approval by the Board of Trustees. Any additional offering of Common Shares will be subject to the requirements of the 1940 Act, which provides that shares may not be issued at a price below the then current net asset value, exclusive of any distributing commission or discount (which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination) except in connection with an offering to existing Common Shareholders, with the consent of a majority of the Fund’s outstanding voting securities or as otherwise permitted under the 1940 Act.

     Voting Rights. Until any Preferred Shares are issued, holders of the Common Shares will vote as a single class to elect the Fund’s Board of Trustees and on additional matters with respect to which the 1940 Act mandates a vote by the Fund’s shareholders. If Preferred Shares are issued, holders of Preferred Shares will have a right to elect at least two of the Fund’s Trustees, and will have certain other voting rights. See “Anti-Takeover Provisions in the Fund’s Governing Documents.”

     Issuance of Additional Common Shares. The provisions of the 1940 Act generally require that the public offering price (less any distributing commission or discount) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering, excluding Sundays and holidays), unless such sale is made with the consent of a majority of its common shareholders and under certain other enumerated circumstances. The Fund may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at a price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Common Shares at a price below net asset value will be disclosed in the Prospectus Supplement relating to any such offering of Common

Shares at a price below net asset value. Until such consent of Common Shareholders, if any, is obtained (or other applicable 1940 Act requirements are met), the Fund may not sell Common Shares at a price below net asset value. Because the Fund’s advisory fee and sub-advisory fee are based upon average Managed Assets, the Investment Adviser’s and the Sub-Adviser’s interests in recommending the issuance and sale of Common Shares at a price below net asset value may conflict with the interests of the Fund and its Common Shareholders.

Borrowings

     The Fund is permitted, without prior approval of the Common Shareholders, to borrow money. The Fund may issue notes or other evidence of indebtedness (including bank borrowings or commercial paper) and may secure any such Borrowings by mortgaging, pledging or otherwise subjecting the Fund’s assets as security. In connection with such Borrowings, the Fund may be required to maintain minimum average balances with the lender or to pay a commitment or other fee to maintain a line of credit. Any such requirements will increase the cost of borrowing over the stated interest rate.

     Limitations. Borrowings by the Fund are subject to certain limitations under the 1940 Act, including the amount of asset coverage required. In addition, agreements related to the Borrowings may also impose certain requirements, which may be more stringent than those imposed by the 1940 Act. See “Use of Leverage.”

     Distribution Preference. The rights of lenders to the Fund to receive interest on, and repayment of, principal of any such Borrowings will be senior to those of the Common Shareholders, and the terms of any such Borrowings may contain provisions which limit certain activities of the Fund, including the payment of dividends to Common Shareholders in certain circumstances.

     Voting Rights. The 1940 Act does (in certain circumstances) grant to the lenders to the Fund certain voting rights in the event of default in the payment of interest on, or repayment of, principal. Any Borrowings will likely be ranked senior or equal to all other existing and future borrowings of the Fund.

Preferred Shares

     The Fund’s Governing Documents provide that the Board of Trustees may authorize and issue Preferred Shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares. Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued. Under the 1940 Act, the Fund may not issue Preferred Shares if, immediately after issuance, the Fund would have asset coverage (as defined in the 1940 Act) of less than 200%, calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness plus the aggregate involuntary liquidation preference of any outstanding shares of preferred stock. In addition, the Fund generally would not be permitted to declare any cash dividend or other distribution on the Fund’s Common Shares, or purchase any such Common Shares, unless, at the time of such declaration, the Fund would have asset coverage (as described above) of at least 200% after deducting the amount of such dividend or other distribution or purchase price, as the case may be. The 1940 Act grants to the holders of senior securities representing stock issued by the Fund certain voting rights. Failure to meet certain requirements under the 1940 Act could entitle the holders of Preferred Shares to elect a majority of the Board. If the Fund issues and has Preferred Shares outstanding, the Common Shareholders will generally not be entitled to receive any distributions from the Fund unless all accrued dividends on Preferred Shares have been paid. Issuance of Preferred Shares would constitute financial leverage and would entail special risks to the Common Shareholders. The Fund has no present intention to issue Preferred Shares.

Capitalization

The following table provides information about the outstanding securities of the Fund as of April 26, 2024:

	Amount	Amount Held by the	Amount
Title of Class	Authorized	Fund or for its Account	Outstanding
Common shares of beneficial interest,
par value $0.01 per share	Unlimited	—	140,216,139

ANTI-TAKEOVER AND OTHER PROVISIONS IN THE FUND’S GOVERNING DOCUMENTS

     The Fund presently has provisions in its Governing Documents which could have the effect of limiting, in each case, (i) the ability of other entities or persons to acquire control of the Fund, (ii) the Fund’s freedom to engage in certain transactions or (iii) the ability of the Fund’s Board of Trustees or shareholders to amend the Governing Documents or effectuate changes in the Fund’s management. These provisions of the Governing Documents of the Fund may be regarded as “anti-takeover” provisions. The Board of Trustees is divided into two classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of Trustees is elected to a two-year term. This provision could delay for up to one year the replacement of a majority of the Board of Trustees. A Trustee may be removed from office, for cause only, and not without cause, by the action of a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.

     In addition, the Declaration of Trust requires the affirmative vote or consent of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Fund, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 80% of the Board Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of any class or series of shares of beneficial interest of the Fund.

The 5% holder transactions subject to these special approval requirements are:

  the merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder;
  the issuance of any securities of the Fund to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);
  the sale, lease or exchange of all or any substantial part of the assets of the Fund to any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or
  the sale, lease or exchange to the Fund or any subsidiary of the Fund, in exchange for securities of the Fund, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

     To liquidate the Fund, the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Fund, voting separately as a class or series, unless such liquidation has been approved by at least 80% of Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required.

     For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Fund shall vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust with respect to any class or series of shares. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required. A “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting, if the holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding voting securities.

     The Board of Trustees has determined that provisions with respect to the Board of Trustees and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interest of shareholders generally. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions. See “Additional Information.”

CLOSED-END FUND STRUCTURE

     Closed-end management investment companies (“closed-end funds”) differ from open-end management investment companies (commonly referred to as “mutual funds”) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in their ability to make certain types of investments, including investments in illiquid securities.

     However, shares of closed-end funds listed for trading on a securities exchange frequently trade at a discount from net asset value, but in some cases trade at a premium. The market price may be affected by trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed-end fund. The foregoing factors may result in the market price of the Common Shares being greater than, less than or equal to net asset value.

     The Fund reserves the right to merge or reorganize with another fund, liquidate or convert into an open-end fund, in each case subject to applicable approvals by shareholders and the Fund’s Board of Trustees as required by law and the Fund’s Governing Documents. The Board of Trustees has reviewed the structure of the Fund in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the shareholders. Investors should assume that it is unlikely that the Board of Trustees would vote to convert the Fund to an open-end management investment company.

REPURCHASE OF COMMON SHARES; CONVERSION TO OPEN-END FUND

Repurchase of Common Shares

     The Board of Trustees will review periodically the trading range and activity of the Fund’s shares with respect to its net asset value and may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the Common Shares at net asset value. There can be no assurance that the Board of Trustees will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or closer to net asset value per Common Share.

Conversion to Open-End Fund

     To convert the Fund to an open-end management investment company, the Declaration of Trust requires the favorable vote of a majority of the Board of Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Fund, voting separately as a class or series, unless such action has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required. A “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting, if the holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding voting securities. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Fund to an open-end management investment company be approved by the shareholders. If approved in the foregoing manner, conversion of the Fund to an open-end management investment company could not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would also require at least 30 days’ prior notice to all shareholders.

     In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. If the Fund were converted to an open-end management investment company, it is likely that new Common Shares would be sold at net asset value plus a sales load. The Board of Trustees believes, however, that the closed-end structure is desirable, given the Fund’s investment objective and policies. Investors should assume, therefore, that it is unlikely that the Board of Trustees would vote to convert the Fund to an open-end management investment company. Shareholders of an open-end management investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. In the event of conversion, the Fund would expect to pay all such redemption requests in cash, but would intend to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors could incur brokerage costs in converting such securities to cash.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and the ownership and disposition of the Fund’s Common Shares. A more complete discussion of the tax rules applicable to the Fund and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Except as otherwise noted, this discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investments). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (the “IRS”), possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal tax concerns affecting the Fund and its Common Shareholders (including Common Shareholders subject to special treatment under U.S. federal income tax law). No assurance can be given that the IRS would not assert, or that the court would not sustain, a position contrary to any of the tax aspects set forth below.

     The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Fund.

Taxation of the Fund

     The Fund has elected to be treated and intends to continue to qualify annually as a regulated investment company ("RIC") under Subchapter M of the Code. Accordingly, the Fund must, among other things, meet certain income, asset diversification and distribution requirements:

(i)	The Fund must derive in each taxable year at least 90% of its gross income from the following sources: (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code). Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (a) above.
(ii)	The Fund must diversify its holdings so that, at the end of each quarter of each taxable year, (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, including receivables, U.S. government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships” (as defined in the Code).

     As long as the Fund qualifies as a RIC, the Fund generally will not be subject to U.S. federal income tax on income and gains that the Fund distributes to its Common Shareholders, provided that it distributes each taxable year at least the sum of (i) 90% of the Fund’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) 90% of the Fund’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions). The Fund intends to distribute substantially all of such income each year. The Fund will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Common Shareholders.

     The Fund will either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). If any such gain is retained, the Fund will be subject to a corporate income tax (at regular corporate rates) on such retained amount. In that event, the Fund may report the retained amount as undistributed capital gain in a notice to its Common Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Common Shares by the amount of undistributed capital gain included in such Common Shareholder’s gross income net of the tax deemed paid by the shareholder under clause (ii).

     The Code imposes a 4% nondeductible excise tax on the Fund to the extent the Fund does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid federal income tax in the taxable year ending within the calendar year. While the Fund intends to distribute any income and capital gain in order to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that amounts of the Fund’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Fund will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

     Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Common Shareholders. The Fund intends to structure and monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Fund as a RIC (which may adversely affect the net after-tax return to the Fund).

     If for any taxable year the Fund does not qualify as a RIC, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to Common Shareholders, and such distributions will be taxable to the Common Shareholders as ordinary dividends to the extent of the Fund’s current or accumulated earnings and profits. Provided that certain holding period and other requirements are met, such dividends, however, would generally be eligible (i) to be treated as qualified dividend income in the case of U.S. Common Shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of U.S. Common Shareholders taxed as corporations. The Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

Taxation of Common Shareholders

     Distributions. Distributions paid to you by the Fund from its net capital gains, which is the excess of net long-term capital gain over net short-term capital loss, if any, that the Fund properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your Common Shares. All other dividends paid to you by the Fund from its current or accumulated earnings and profits (including dividends from short-term capital gains) (“ordinary income dividends”) are generally subject to tax as ordinary income.

     In the case of corporate shareholders, properly reported ordinary income dividends paid by the Fund generally will be eligible for the dividends received deduction to the extent that the Fund’s income consists of dividend income from U.S. corporations and certain holding period requirements are satisfied by both the Fund and the corporate shareholders. In the case of individuals, any properly reported ordinary income dividend that you receive from the Fund generally will be eligible for taxation at the rates applicable to long-term capital gains to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain foreign corporations) received by the Fund, (ii) the Fund satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) you satisfy certain holding period and other requirements with respect to your Common Shares. Qualified dividend income eligible for these special rules is not actually treated as capital gains, however, and thus will not be included in the computation of your net capital gain and generally cannot be used to offset any capital losses. In general, you may include as qualified dividend income only that portion of the dividends that may be and are so reported by the Fund as qualified dividend income. Dividend income from “passive foreign investment companies” (as defined in the Code) and, in general, dividend income from REITs is not eligible for the reduced rate for qualified dividend income and is taxed as ordinary income. There can be no assurance as to what portion of the Fund’s distributions will qualify for favorable treatment as qualified dividend income.

     Any distributions you receive that are in excess of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted tax basis in your Common Shares, and thereafter as capital gain from the sale of Common Shares. The amount of any Fund distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your Common Shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your Common Shares.

     Dividends and other taxable distributions are taxable to you even if they are reinvested in additional Common Shares of the Fund. Dividends and other distributions paid by the Fund are generally treated as received by you at the time the dividend or distribution is made. If, however, the Fund pays you a dividend in January that was declared in the previous October, November or December and you were the Common Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Fund and received by you on December 31 of the year in which the dividend was declared.

     The Fund will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Fund.

     Sale of Common Shares. The sale or other disposition of Common Shares of the Fund will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Common Shares for more than one year. Any loss upon the sale or other disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain) by you with respect to such Common Shares. Any loss you recognize on a sale or other disposition of Common Shares will be disallowed if you acquire other Common Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Common Shares. In such case, your tax basis in Common Shares acquired will be adjusted to reflect the disallowed loss.

     Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income, while long-term capital gain generally is taxed at reduced maximum rates. The deductibility of capital losses is subject to limitations under the Code.

     The Fund or your financial intermediary (if any) will be required to report to you and the IRS annually on Form 1099-B not only the gross proceeds of Common Shares sold but also, for Common Shares purchased on or after January 1, 2012, their cost basis. You should consult with your tax advisors to determine the appropriate cost basis method for your tax situation and to obtain more information about the cost basis reporting rules.

     Medicare Tax. Certain U.S. Common Shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or part of their “net investment income,” which includes dividends received from the Fund and capital gains from the sale or other disposition of the Fund’s stock.

     Backup Withholding. The Fund may be required to withhold, for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to non-corporate Common Shareholders who fail to provide the Fund (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.

     The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Fund and its Common Shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the tax rules applicable to the Fund and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Common Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.

PLAN OF DISTRIBUTION

     The Fund may sell up to $850,000,000 in aggregate initial offering price of Common Shares from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchasers; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Plan. Each Prospectus Supplement relating to an offering of Common Shares will state the terms of the offering, including:

  the names of any agents, underwriters or dealers;
  any sales loads or other items constituting underwriters’ compensation;
  any discounts, commissions, or fees allowed or paid to dealers or agents;
  the public offering or purchase price of the offered Common Shares and the net proceeds the Fund will receive from the sale; and
  any securities exchange on which the offered Common Shares may be listed.

Direct Sales

     The Fund may sell Common Shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in the Prospectus Supplement.

By Agents

     The Fund may offer Common Shares through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

     The Fund may offer and sell Common Shares from time to time to one or more underwriters who would purchase the Common Shares as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Common Shares to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Common Shares for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Common Shares unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Common Shares, they will be required to purchase all of the offered Common Shares. The underwriters may sell the offered Common Shares to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If the Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

     The Fund may offer and sell Common Shares from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Common Shares to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

     Agents, underwriters, or dealers participating in an offering of Common Shares may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Common Shares for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

  An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.
  An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.
  Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other securities in the open market in order to reduce a short position created in connection with the offering.
  The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

     Any of these activities may stabilize or maintain the market price of the Common Shares above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Any underwriters to whom the offered Common Shares are sold for offering and sale may make a market in the offered Common Shares, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Common Shares.

     Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

     The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.

     Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by the Fund for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

     The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Common Shares not yet issued as of the date of this Prospectus.

     To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

     A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Common Shares for sale to their online brokerage account holders. Such allocations of Common Shares for internet distributions will be made on the same basis as other allocations. In addition, Common Shares may be sold by the underwriters to securities dealers who resell Common Shares to online brokerage account holders.

Dividend Reinvestment Plan

                        The Fund may issue and sell Common Shares pursuant to the Plan.

CUSTODIAN, ADMINISTRATOR, TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

     The Bank of New York Mellon acts as the custodian of the Fund’s assets pursuant to a custody agreement. Under the custody agreement, the custodian holds the Fund’s assets in compliance with the 1940 Act. For its services, the custodian will receive a monthly fee based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions. The Bank of New York Mellon is located at 101 Barclay Street, New York, New York 10286.

     Computershare Inc. acts as the Fund’s dividend disbursing agent, transfer agent and registrar for the Common Shares of the Fund. Computershare Inc. is located at 250 Royall Street, Canton, MA 02021. Computershare Trust Company, N.A. acts as Plan Agent under the Fund’s Dividend Reinvestment Plan.

     MUFG Investor Services (US) LLC (“MUFG”), acts as the Fund’s administrator. Pursuant to an accounting and administration agreement, MUFG is responsible for providing administrative services to the Fund, including assisting the Fund with regulatory filings. For these services, the Fund pays MUFG a fee, accrued daily and paid monthly, at the annual rate equal to 0.0275% of the first $200 million in average daily Managed Assets, 0.0200% of the next $300 million in average daily Managed Assets, 0.0150% of the next $500 million in average daily Managed Assets, and 0.0100% of average daily Managed Assets above $1 billion, along with an annual fixed fee ranging from $500 to $11,000 for assisting the Fund with certain regulatory filings.

     MUFG also acts as fund accounting agent to the Fund. Pursuant to an accounting and administration agreement, MUFG performs certain accounting services to the Fund. For the services, the Fund pays MUFG a fee, accrued daily and paid monthly, at the annual rate equal to 0.0300% of the first $200 million in average daily Managed Assets, 0.0150% of the next $300 million in average daily Managed Assets, 0.0100% of the next $500 million in average daily Managed Assets, and 0.0075% of average daily Managed Assets above $1 billion, subject to a minimum fee of $50,000 per year, and reimburses MUFG for certain out-of-pocket expenses.

LEGAL MATTERS

     Certain legal matters will be passed on by Dechert LLP as counsel to the Fund in connection with the offering of the Common Shares. If certain legal matters in connection with an offering of Common Shares are passed upon by counsel for the underwriters of such offering, that counsel will be named in the Prospectus Supplement related to that offering.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP, 1775 Tysons Blvd, Tysons, Virginia 22102, is the independent registered public accounting firm of the Fund. The Fund’s independent registered public accounting firm is expected to render an opinion annually on the financial statements of the Fund.

ADDITIONAL INFORMATION

     This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement, other documents incorporated by reference, and other information the Fund has filed electronically with the SEC, may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC website (http://www.sec.gov), by calling (800) 345-7999, by writing to the Investment Adviser at Guggenheim Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois 60606, or by visiting our website at www.guggenheiminvestments.com.

PRIVACY PRINCIPLES OF THE FUND

     The Fund is committed to maintaining the privacy of its shareholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Fund collects, how the Fund protects that information and why, in certain cases, the Fund may share information with select other parties.

     Generally, the Fund does not receive any non-public personal information relating to its shareholders, although certain non-public personal information of its shareholders may become available to the Fund. The Fund does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third party administrator).

     The Fund restricts access to non-public personal information about its shareholders to employees of the Fund’s Investment Adviser and its delegates and affiliates with a legitimate business need for the information. The Fund maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its shareholders.

INCORPORATION BY REFERENCE

     As noted above, this Prospectus is part of a registration statement that has been filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

     The Fund incorporates by reference any future filings it will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or pursuant to Section 30(b)(2) under the 1940 Act, until the Fund has sold all of the offered securities to which this Prospectus, the SAI and any accompanying Prospectus Supplement relates, or the offering is otherwise terminated. The documents incorporated by reference herein include:

  The Fund’s SAI, dated May 3, 2024, filed with this Prospectus;
  The Fund’s annual report on Form N-CSR for the fiscal year ended May 31, 2023, filed with the SEC on August 2, 2023;
  The Fund’s semi-annual report on Form N-CSR for the six months ended November 30, 2023, filed with the SEC on February 2, 2024;
  The Fund’s definitive proxy statement on Schedule 14A, filed with the SEC on March 4, 2024; and
  The description of the Fund’s common shares contained in its Registration Statement on Form 8-A (File No. 001-33565), filed with the SEC on June 27, 2007, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Additional Information.”